                                TABLE OF CONTENTS

SECTION                                                                                          PAGE

                                                    PRELIMINARY STATEMENTS

                                                          ARTICLE I
                                               DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01.  Certain Defined Terms.................................................    1
         SECTION 1.02.  Computation of Time Periods; Construction.............................   30
         SECTION 1.03.  Accounting Terms......................................................   31

                                                          ARTICLE II
                                                         COMMITMENTS

         SECTION 2.01.  The Commitments.......................................................   31
         SECTION 2.02.  Fees   ...............................................................   32
         SECTION 2.03.  Reduction of the Commitments..........................................   32
         SECTION 2.04.  Computations of Outstandings..........................................   32

                                                         ARTICLE III
                                                            LOANS

         SECTION 3.01.  Loans  ...............................................................   33
         SECTION 3.02.  Conversion of Loans...................................................   34
         SECTION 3.03.  Interest Periods......................................................   35
         SECTION 3.04.  Other Terms Relating to the Making and Conversion of Loans............   35
         SECTION 3.05.  Repayment of Loans; Term Loan Election; Interest......................   38
         SECTION 3.06.  Additional Interest on Eurodollar Rate Loans..........................   38

                                                          ARTICLE IV
                                                      LETTERS OF CREDIT

         SECTION 4.01.  Issuing Banks.........................................................   39
         SECTION 4.02.  Letters of Credit.....................................................   39
         SECTION 4.03.  Issuing Bank Fees.....................................................   40
         SECTION 4.04.  Reimbursement to Issuing Banks........................................   40
         SECTION 4.05.  Obligations Absolute..................................................   41
         SECTION 4.06.  Liability of Issuing Banks and the Lenders............................   41

                                                          ARTICLE V
                                         PAYMENTS, COMPUTATIONS AND YIELD PROTECTION

         SECTION 5.01.  Payments and Computations.............................................   42
         SECTION 5.02.  Interest Rate Determination...........................................   44
         SECTION 5.03.  Prepayments...........................................................   44
         SECTION 5.04.  Yield Protection......................................................   45
         SECTION 5.05.  Sharing of Payments, Etc..............................................   47
         SECTION 5.06.  Taxes  ...............................................................   47

                                                          ARTICLE VI
                                                     CONDITIONS PRECEDENT

         SECTION 6.01.  Conditions Precedent to Commitment Closing............................   49
         SECTION 6.02.  Conditions Precedent to the Initial Extension of Credit...............   52
         SECTION 6.03.  Conditions Precedent to Each Extension of Credit......................   52
         SECTION 6.04.  Determinations Under Sections 6.01 and 6.02...........................   53
         SECTION 6.05.  Reliance on Certificates..............................................   53

                                                         ARTICLE VII
                                                REPRESENTATIONS AND WARRANTIES

         SECTION 7.01.  Representations and Warranties of the Borrower........................   53

                                                         ARTICLE VIII
                                                  COVENANTS OF THE BORROWER

         SECTION 8.01.  Affirmative Covenants.................................................   57
         SECTION 8.02.  Negative Covenants....................................................   60
         SECTION 8.03.  Reporting Obligations.................................................   69

                                                          ARTICLE IX
                                                           DEFAULTS

         SECTION 9.01.  Events of Default.....................................................   71
         SECTION 9.02.  Remedies..............................................................   75

                                                          ARTICLE X
                                                   THE ADMINISTRATIVE AGENT

         SECTION 10.01.  Authorization and Action.............................................   76
         SECTION 10.02.  Indemnification......................................................   78

                                                          ARTICLE XI
                                                        MISCELLANEOUS

         SECTION 11.01.  Amendments, Etc......................................................   78
         SECTION 11.02.  Notices, Etc.........................................................   79
         SECTION 11.03.  No Waiver of Remedies................................................   79
         SECTION 11.04.  Costs, Expenses and Indemnification..................................   80
         SECTION 11.05.  Right of Set-off.....................................................   81
         SECTION 11.06.  Binding Effect.......................................................   81
         SECTION 11.07.  Assignments and Participation........................................   82
         SECTION 11.08.  Confidentiality......................................................   86
         SECTION 11.09.  WAIVER OF JURY TRIAL.................................................   87
         SECTION 11.10.  Governing Law; Submission to Jurisdiction............................   87
         SECTION 11.11.  Relation of the Parties; No Beneficiary..............................   87
         SECTION 11.12.  Execution in Counterparts............................................   87
         SECTION 11.13.  Survival of Agreement................................................   87
         SECTION 11.14.  Waiver of Certain Bankruptcy Claims..................................   88
         SECTION 11.15.  Compliance with Usury Laws...........................................   88
         SECTION 11.16.  Amendments to this Agreement under Certain Circumstances.............   88

Exhibits

EXHIBIT A   -    Form of Notice of Borrowing
EXHIBIT B   -    Form of Notice of Conversion
EXHIBIT C   -    Form of Opinion of Thelen Reid & Priest LLP, special New York counsel to the Borrower
EXHIBIT D   -    Form of Opinion of Kirkland & Ellis, special energy regulatory counsel to the Borrower
EXHIBIT E   -    Form of Opinion of Hughes Hubbard & Reed LLP, counsel to the
                 Administrative Agent
EXHIBIT F   -    Form of Lender Assignment
EXHIBIT G   -    Form of Issuing Bank Agreement


Schedules

SCHEDULE I       Applicable Lending Offices
SCHEDULE II      Ownership of Borrower and Subsidiaries
SCHEDULE III     Support Obligations

                                CREDIT AGREEMENT

                            Dated as of July 27, 2000

               THIS CREDIT AGREEMENT is made by and among:

               (i) Orion Power Holdings, Inc., a Delaware corporation (the "BORROWER"),

               (ii) the banks (the "BANKS") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto,

               (iii) the letter of credit issuing banks from time to time party hereto (in such capacity, and together with any bank or financial institution party to an Issuing Bank Agreement, the "ISSUING BANKS"),

               (iv) Union Bank of California, N.A. ("UNION BANK"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders and the Issuing Banks hereunder,

               (v) CIBC World Markets Corp., as syndication agent (in such capacity, the "SYNDICATION AGENT"), and

               (vi) The Bank of Nova Scotia, as documentation agent (in such capacity, the "DOCUMENTATION Agent").


                             PRELIMINARY STATEMENTS

         The Borrower has requested the Banks to provide the credit facilities hereinafter described in the amounts and on the terms and conditions set forth herein. The Banks have so agreed on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as agent for the Lenders and the Issuing Banks on such terms and conditions. In addition, each Issuing Bank has agreed to issue Letters of Credit from time to time at the request of the Borrower pursuant to such terms and conditions.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                 "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ABR LOAN" means a Loan that bears interest as provided in
         Section 3.05(b)(i).

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGENT" means, as the context may require, the Administrative Agent, the Syndication Agent or the Documentation Agent; and "AGENTS" means either or both of the foregoing.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, (i) such Lender's Domestic Lending Office, in the case of an ABR Loan, and (ii) such Lender's Eurodollar Lending Office, in the case of a Eurodollar Rate Loan.

                  "APPLICABLE MARGIN" means, for any day, with respect to any Eurodollar Rate Loan or ABR Loan, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Margin" or "ABR Margin", respectively, based upon the ratings by S&P and Moody's applicable on such date to the Index Debt:

         =============================================== ==================== ====================
                                                         Eurodollar           ABR
                                                         Margin               Margin
         =============================================== ==================== ====================

         Category 1
         ----------

         BBB- or higher by S&P and
         Baa3 or higher by Moody's                              1.50%                0.00%
         ----------------------------------------------- -------------------- --------------------

         Category 2
         ----------

         BB+ or higher by S&P and
         Ba1 or higher by Moody's                               2.25%                0.75%

         ----------------------------------------------- -------------------- --------------------

         Category 3
         ----------

         BB or higher by S&P and
         Ba2 or higher by Moody's                               2.75%                1.25%
         ----------------------------------------------- -------------------- --------------------

         Category 4
         ----------

         BB- or higher by S&P and
         Ba3 or higher by Moody's                               3.25%                1.75%
         ----------------------------------------------- -------------------- --------------------

         Category 5
         ----------

         B+ or higher by S&P and
         B1 or higher by Moody's                                4.00%                2.50%
         ----------------------------------------------- -------------------- --------------------

         Category 6
         ----------

         B or below by S&P or
         B2 or below by Moody's                                 4.50%                3.00%
         ----------------------------------------------- -------------------- --------------------

         Notwithstanding the foregoing, (i) in the event that the principal amount outstanding hereunder exceeds 662/3% of the Commitments for any continuous period in excess of six consecutive calendar months, then each of the foregoing Eurodollar Margins and ABR Margins shall be increased by 0.50% per annum, such increase (A) to be applied retroactively for the three-calendar-month period most recently ended (as if such increase had been in effect at all times during such three-calendar-month period) and (B) to remain in effect unless and until the principal amount outstanding hereunder is less than 662/3% of the Commitments for at least three consecutive calendar months, and
         (ii) if the restrictions on Distributions contained in the Orion Power New York Credit Facility and the Orion Power MidWest Credit Facility have not been irrevocably terminated (so that no such restrictions exist thereunder) prior to the earlier to occur of (A) December 31, 2001 and (B) the date on which the amount of Permitted Distributions (as defined in the Orion Power New York Credit Facility as in effect on the date hereof) paid by or at the direction of Orion Power New York pursuant to the Orion Power New York Credit Facility first equals the Maximum Permitted Distribution Amount (as defined in the Orion Power New York Credit Facility as in effect on the date hereof), then at all times thereafter until such restrictions have been irrevocably terminated (so that no such restrictions exist under the Orion Power New York Credit Facility or the Orion Power MidWest Credit Facility) the Applicable Margin shall be based on Category 6; provided, however, that if, at any time after such restrictions have been terminated (so that no such restrictions exist thereunder), the Orion Power New York Credit Facility or the Orion Power MidWest Credit Facility is amended, supplemented or otherwise modified to provide for any restrictions on Distributions, then at all times during which such restrictions are in effect the Applicable Margin shall be based on Category 6.

         In addition, (1) from the Financial Closing Date until the first date (the "INITIAL COMPLIANCE DATE") on which the Borrower demonstrates to the reasonable satisfaction of the Administrative Agent (through the delivery of reasonably detailed schedules and supporting calculations, or otherwise) that the Borrower is in compliance with each of the financial covenants set forth in Section 8.01(n), (o), (p) and (q), and
         (2) after the Initial Compliance Date, in the event that, and at all times during which, the Borrower is not in compliance with any such financial covenant (notwithstanding that an Event of Default may not yet have occurred as a result of such noncompliance), each of the foregoing Eurodollar Margins and ABR Margins shall be increased by 0.50% per annum; provided, however, that, solely for purposes of this paragraph (and the corresponding paragraphs contained in the definitions of "Commitment Fee Rate" and "Letter of Credit Commission Rate" in this Section 1.01), (A) the Borrower may demonstrate compliance with the Borrower Debt Service Coverage Ratio for the four-Fiscal Quarter period ending March 31, 2001 (as contemplated by Section 8.01(q)) or for any other four-Fiscal Quarter period ending prior thereto or thereafter, (B) in determining compliance with the Borrower Debt Service Coverage Ratio, the Borrower's (but not any of its Subsidiaries') cash on hand (including Permitted Investments) shall be included in calculating Cash Flow Available for Debt Service, and
         (C) the Borrower shall be deemed to be in compliance with the Borrower Debt Service Coverage Ratio during the period from the Financial Closing Date until the end of the Fiscal Quarter in which the Financial Closing Date occurs if the Borrower's (but not including any of its Subsidiaries') cash on hand (including Permitted Investments) is at least $30,000,000 at all times during such period; and provided further, however, that the Default Rate, and not the increases in the Eurodollar Margins and ABR Margins set forth in this paragraph, shall apply upon the occurrence and during the continuance of an Event of Default.

         For purposes of determining the Applicable Margin, (A) if Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6, and (B) if more than one Category is applicable at any one time, the Applicable Margin shall be based on the applicable Category having the lowest number (i.e., Category 1 is lower than Category 2). The Applicable Margins shall be increased or decreased in accordance with this definition upon any change in the applicable ratings of the Index Debt, and such increased or decreased Applicable Margins shall be effective from the date of announcement of any such new ratings. The Borrower agrees to notify the Administrative Agent promptly after each change in any rating of the Index Debt. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "APPLICABLE RATE" means:

                            (i) in the case of each ABR Loan, a rate per annum
                  equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and

                            (ii) in the case of each Eurodollar Rate Loan
                  comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

                  "AVAILABLE COMMITMENT" means, for each Lender on any day, the unused portion of such Lender's Commitment, computed after giving effect to all Extensions of Credit or prepayments to be made on such day and the application of proceeds therefrom. "AVAILABLE COMMITMENTS" means the aggregate of the Lenders' Available Commitments.

                  "BASE RATE" means the rate of interest announced publicly by Union Bank in Los Angeles, California, from time to time, as the Union Bank Reference Rate (it being acknowledged that the Union Bank Reference Rate may not necessarily be the lowest rate of interest charged to any class of borrowers by Union Bank).

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWER DEBT SERVICE COVERAGE RATIO" means, for any four-Fiscal Quarter period, the ratio of (i) Cash Flow Available for Debt Service for such period to (ii) Debt Service for such period.

                  "BORROWING" means a borrowing consisting of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders, ratably in accordance with their respective Percentages. Any Borrowing consisting of Loans of a particular Type may be referred to as being a Borrowing of such "TYPE". All Loans of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and Los Angeles, California, and, if the applicable Business Day relates to any Eurodollar Rate Loan, a day of the year on which dealings are carried on in the London interbank market.

                  "CAPITAL EXPENDITURE" means any expenditure for fixed or capital assets or additions to plant, property or equipment (including replacements and capitalized repairs) that, in accordance with GAAP, would be classified as a capital expenditure.

                  "CAPITALIZED LEASE OBLIGATIONS" means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property, which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the capitalized amount determined in accordance with GAAP.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) the common or preference share capital of such Person, including, without limitation, partnership interests and limited liability company interests.

                  "CASH FLOW AVAILABLE FOR DEBT SERVICE" means, for any period, the difference (but not less than zero) between (i) the sum of the following amounts (determined without duplication), but only to the extent received in cash by the Borrower from any other Person during such period:

                           (A) dividends or other Distributions paid to the
                  Borrower by its Subsidiaries during such period, less the amount of any dividends or other Distributions received by the Borrower prior to or during such period that it is required to repay or otherwise return to any of its Subsidiaries for any reason during such period;

                           (B) consulting, management and similar fees paid to
                  the Borrower for such period;

                           (C) tax sharing payments made to the Borrower during
                  such period;

                           (D) the proceeds of any business interruption
                  insurance paid to the Borrower during such period;

                           (E) interest and other distributions paid during such
                  period with respect to cash and other Permitted Investments of the Borrower;

                           (F) other cash payments made to the Borrower by its
                  Subsidiaries during such period other than (i) returns of invested capital, (ii) payments of the principal of Debt of any such Subsidiary to the Borrower (other than payments described in clause (G) below), and (iii) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of Letters of Credit for the benefit of the beneficiaries of such accounts; and

                           (G) each repayment made during such period of the
                  principal amount of any loans or advances made by the Borrower to any of its Subsidiaries pursuant to Section 8.02(d)(iv) or 8.02(d)(v), less, with respect to each such repayment, the outstanding principal amount of the Loans on the date of such repayment (after giving effect to all Loans made or deemed made on such date of repayment, but without giving effect to any repayments or prepayments of the Loans made on such date of repayment); provided, however, that if any such difference is less than zero, such amount shall be disregarded for purposes of determining Cash Flow Available for Debt Service;

                                      minus

         (ii) the sum of the following expenses (determined without duplication), in each case to the extent paid by the Borrower during such period and regardless of whether any such amount was accrued during such period:

                           (A) expenses incurred by the Borrower or any of its
                  Subsidiaries for the development of any power project (other than any such expenses that the Borrower accounts for as a capital contribution to any of its Subsidiaries);

                           (B) income tax expenses of the Borrower and its
                  Subsidiaries;

                           (C) capital expenditures of the Borrower and its
                  Subsidiaries;

                           (D) dividends paid on the Borrower's capital stock
                  during such period; and

                           (E) corporate overhead expenses (other than any such
                  expenses that the Borrower accounts for as a capital contribution to any of its Subsidiaries).

         For purposes of determining Cash Flow Available for Debt Service, if any Subsidiary of the Borrower is sold or otherwise disposed of (by way of merger, sale of capital stock, sale of assets or otherwise), (x) the net cash proceeds from such sale or other disposition shall not be included in Cash Flow Available for Debt Service for any period and (y) the contributions of such Subsidiary to Cash Flow Available for Debt Service for any period shall be eliminated and Cash Flow Available for Debt Service shall be calculated after giving effect to such elimination.

                  "CEI" means Constellation Enterprises, Inc., a Delaware corporation.

                  "CHANGE OF CONTROL" has the meaning assigned to that term in the Senior Note Indenture.

                  "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans to the Borrower and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit in an aggregate amount no greater than the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.07(c), in each such case as such amount may be reduced from time to time pursuant to
         Section 2.03. "COMMITMENTS" means the total of the

         Lenders' Commitments hereunder. The Commitments shall in no event exceed $75,000,000.

                  "COMMITMENT CLOSING DATE" means the date upon which each of the conditions precedent enumerated in Section 6.01 has been fulfilled to the satisfaction of the Lenders, the Administrative Agent and the Borrower. All transactions contemplated by the Commitment Closing Date shall take place on or before July 27, 2000, at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 A.M., or such other time or place as the parties hereto may mutually agree.

                  "COMMITMENT FEE RATE" means, for any day, the applicable percentage set forth below under the caption "Commitment Fee Rate", based upon the ratings by S&P and Moody's applicable on such date to the Index Debt:

         =============================================== =========================================

                                                                      Commitment Fee
                                                                           Rate
         =============================================== =========================================
         Category 1
         ----------

         BBB- or higher by S&P and
         Baa3 or higher by Moody's                                        0.25%
         ----------------------------------------------- -----------------------------------------

         Category 2
         ----------

         BB+ or higher by S&P and
         Ba1 or higher by Moody's                                         0.50%
         ----------------------------------------------- -----------------------------------------

         Category 3
         ----------

         BB or higher by S&P and
         Ba2 or higher by Moody's                                         0.75%
         ----------------------------------------------- -----------------------------------------

         Category 4
         ----------

         BB- or higher by S&P and
         Ba3 or higher by Moody's                                         0.875%
         ----------------------------------------------- -----------------------------------------

         Category 5
         ----------

         B+ or higher by S&P and
         B1 or higher by Moody's                                          1.00%
         ----------------------------------------------- -----------------------------------------

         Category 6
         ----------

         B or below by S&P or B2 or below                                 1.25%
         ----------------------------------------------- -----------------------------------------

         ----------------------------------------------- -----------------------------------------
         by Moody's
         ----------------------------------------------- -----------------------------------------

         Notwithstanding the foregoing, if the restrictions on Distributions contained in the Orion Power New York Credit Facility and the Orion Power MidWest Credit Facility have not been irrevocably terminated (so that no such restrictions exist thereunder) prior to the earlier to occur of (A) December 31, 2001 and (B) the date on which the amount of Permitted Distributions (as defined in the Orion Power New York Credit Facility as in effect on the date hereof) paid by or at the direction of Orion Power New York pursuant to the Orion Power New York Credit Facility first equals the Maximum Permitted Distribution Amount (as defined in the Orion Power New York Credit Facility as in effect on the date hereof), then at all times thereafter until such restrictions have been irrevocably terminated (so that no such restrictions exist under the Orion Power New York Credit Facility or the Orion Power MidWest Credit Facility) the Commitment Fee Rate shall be based on Category 6; provided, however, that if, at any time after such restrictions have been terminated (so that no such restrictions exist thereunder), the Orion Power New York Credit Facility or the Orion Power MidWest Credit Facility is amended, supplemented or otherwise modified to provide for any restrictions on Distributions, then at all times during which such restrictions are in effect the Commitment Fee Rate shall be based on Category 6.

         In addition, (1) from the Financial Closing Date until the Initial Compliance Date, and (2) after the Initial Compliance Date, in the event that, and at all times during which, the Borrower is not in compliance with any of the financial covenants set forth in Section 8.01(n), (o), (p) and (q) (notwithstanding that an Event of Default may not yet have occurred as a result of such noncompliance), each of the Commitment Fee Rate percentages set forth above shall be increased by 0.25% per annum; provided, however, that, solely for purposes of this paragraph (and the corresponding paragraphs contained in the definitions of "Applicable Margin" and "Letter of Credit Commission Rate" in this Section 1.01), (A) the Borrower may demonstrate compliance with the Borrower Debt Service Coverage Ratio for the four-Fiscal Quarter period ending March 31, 2001 (as contemplated by Section 8.01(q)) or for any other four-Fiscal Quarter period ending prior thereto or thereafter, (B) in determining compliance with the Borrower Debt Service Coverage Ratio, the Borrower's (but not any of its Subsidiaries') cash on hand (including Permitted Investments) shall be included in calculating Cash Flow Available for Debt Service, and
         (C) the Borrower shall be deemed to be in compliance with the Borrower Debt Service Coverage Ratio during the period from the Financial Closing Date until the end of the Fiscal Quarter in which the Financial Closing Date occurs if the Borrower's (but not including any of its Subsidiaries') cash on hand (including Permitted Investments) is at least $30,000,000 at all times during such period.

         For purposes of determining the Commitment Fee Rate, (A) if Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6, and (B) if more than one Category is applicable at any one time, the Commitment Fee Rate shall be based on the applicable Category having the lowest number (i.e., Category 1 is lower than Category 2). The Commitment Fee Rate shall be increased or decreased in accordance with this definition upon any change in the applicable ratings of the Index Debt, and such increased or decreased Commitment Fee Rate shall be effective from the date of announcement of any such new ratings. The Borrower agrees to notify the Administrative Agent promptly after each change in any rating of the Index Debt. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Commitment Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "CONFIDENTIAL INFORMATION" has the meaning assigned to that term in Section 11.08.

                  "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of (i) consolidated net income of the Borrower and its Subsidiaries during such period, plus (ii) the amount deducted, in determining such consolidated net income, of all income taxes (whether paid or deferred) of the Borrower and its Subsidiaries during such period, plus (iii) Consolidated Interest Expense during such period, plus (iv) the amount deducted, in determining such consolidated net income, representing amortization and depreciation of assets of the Borrower and its Subsidiaries during such period, in each case determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED FUNDED DEBT" means the outstanding principal amount of all Debt of the Borrower and its Subsidiaries of the type referred to in clause (i), (iii), (iv) or (vii) of the definition of "Debt" contained in this Section 1.01 and, without duplication, any Support Obligation in respect of any of the foregoing (provided, however, that Consolidated Funded Debt shall not include any Support Obligation if such Support Obligation or the primary obligation so supported is not fixed or conclusively determined or is not otherwise reasonably quantifiable as of the date of determination); it being understood and agreed that Consolidated Funded Debt shall include the Loans, the Senior Notes and the outstanding principal amount of all loans under the Orion Power New York Credit Facility and the Orion Power MidWest Credit Facility.

                  "CONSOLIDATED INTEREST COVERAGE RATIO" means, for any four-Fiscal Quarter period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, including, without duplication, the portion of any Capitalized Lease Obligations of the Borrower and its Subsidiaries allocable to interest expense, all commissions, discounts and other fees charged with respect to letters of credit and bankers' acceptance financing, the amortization of debt discounts and the net costs under Hedging Agreements, in each case paid or payable during such period.

                  "CONSOLIDATED LEVERAGE RATIO" means, for any four-Fiscal Quarter period, the ratio of (i) the amount of Consolidated Funded Debt as of the last day of such period (after giving effect to all extensions of credit to the Borrower and its Subsidiaries, and all payments and prepayments in respect of Consolidated Funded Debt, on such day) to (ii) Consolidated EBITDA for such period.

                  "CONSOLIDATED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.

                  "CONSOLIDATED TANGIBLE ASSETS" means, as applied to the Borrower, the total consolidated assets of the Borrower and its Restricted Subsidiaries (as defined in the Senior Note Indenture) less the total intangible assets of the Borrower and its Restricted Subsidiaries, all calculated on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TANGIBLE NET WORTH" means, with respect to any Person, the excess of such Person's consolidated assets over its consolidated liabilities, consolidated assets and consolidated liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of consolidated assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, and (iii) any items not included in clauses (i) or (ii) above, that are treated as intangibles in conformity with GAAP (other than FERC licenses, emissions reduction credits and emissions allowances).

                  "CONVERSION", "CONVERT" or "CONVERTED" refers to a conversion of Loans of one Type into Loans of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Loans, as the case may be, pursuant to Section 3.02.

                  "CPS STRATEGIC ALLIANCE AGREEMENT" means that certain Strategic Alliance Agreement, dated as of March 10, 1998, between the Borrower and CPS.

                  "CPS" means Constellation Power Source, Inc., a Delaware corporation.

                  "DEBT" means, for any Person, without duplication, any and all indebtedness, liabilities and other obligations of such Person (whether for principal, interest, fees, costs, expenses or otherwise, and whether contingent or otherwise) (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business which are not more than 90 days overdue), (iii) in respect of Capitalized Lease Obligations, (iv) under reimbursement or similar agreements with respect to letters of credit, bankers' acceptances or similar extensions of credit issued thereunder, (v) under any Hedging Agreements (the amount of any such obligation to be the amount that is or would be payable upon settlement, liquidation, termination or acceleration thereof), (vi) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vii) to pay rent or other amounts under leases entered into in connection with sale and leaseback transactions involving assets of such Person being sold in connection therewith, (viii) in respect of Unfunded Vested Liabilities, and (ix) arising from (A) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to warrant or hold harmless, in each case pursuant to a legally binding agreement, a creditor against loss in respect of, Debt of others referred to in clauses (i) through (viii) above (including Debt of others secured by any Lien existing on any property owned or held by such Person, whether or not such Person has assumed or become liable for the obligations secured thereby), and (B) other guaranty or similar financial obligations in respect of the performance of others, including Support Obligations.

                  "DEBT SERVICE" means, for any period, the difference between
         (a) the sum of (i) all interest payments paid, payable or accrued by the Borrower for such period, (ii) all payments under Hedging Agreements paid or due and payable by the Borrower during such period, and (iii) all fees (including without limitation, commitment fees and letter of credit commissions, but excluding consultants' and attorneys fees and expenses and similar expenses) paid, payable or accrued by the Borrower pursuant to any Loan Document, the Senior Note Indenture, or any other agreement or instrument evidencing Debt of the Borrower during such period, minus (b) amounts, if any, received by the Borrower (or receivable by the Borrower from any Lender) under Hedging Agreements during such period.

                  "DEFAULT RATE" means a rate per annum equal at all times to
         (i) in the case of any amount of principal of any Loan, 2% per annum above the Applicable Rate required to be paid on such Loan immediately prior to the date on which the Default Rate becomes effective with respect thereto, (ii) in the case of any outstanding Letters of Credit, 2% per annum above the Letter of Credit Commission Rate required to be paid in respect thereof immediately prior to the date on which the Default Rate becomes effective with respect thereto, and (iii) in the case of any amount of interest, fees or other amounts payable hereunder that is not paid when due, 2% per annum above the Applicable Rate for an ABR Loan in effect from time to time; provided, that the Applicable Rate and the Letter of Credit Commission Rate used in determining the Default Rate shall in each case be computed after taking into account the final proviso contained in the penultimate paragraph of each of the definitions of "Applicable Margin" and "Letter of Credit Commission Rate", respectively, contained in this Section 1.01.

                  "DISTRIBUTION" means any payment or other distribution of assets, properties, cash, rights, obligations or securities to the Borrower in respect of the Borrower's direct or indirect equity ownership interest in Orion Power New York, Orion Power MidWest or any other Subsidiary of the Borrower.

                  "DOLLARS" and the sign "$" each means lawful money of the United States.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender or its Affiliate specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender, or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "DUQUESNE ACQUISITION" means the acquisition by the Borrower of certain power generating assets pursuant to Asset Purchase Agreement, dated as of September 24, 1999, by and among Duquesne Light Company, the Borrower, The Cleveland Electric Illuminating Company, Ohio Edison Company and Pennsylvania Power Company, as the same may be amended, supplemented or otherwise modified from time to time.

                  "ELIGIBLE ASSIGNEE" means (a) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (c) the central bank of any country that is a member of the OECD; (d) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; and (e) a Lender or an Affiliate of a Lender; provided, however, that (A) any such Person shall also (i) have outstanding unsecured indebtedness that is rated A-or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (ii) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $500,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (b), (c), or (d) above, shall, on the date on which it is to become a Lender hereunder, (1) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 5.06) and (2) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 5.04(a) or (c) (except to the extent that, in the absence of the making of an assignment to such Person, the assigning Lender would have incurred an equal or greater amount of such losses, costs or expenses and such losses, costs or expenses would have been payable by the Borrower to such assigning Lender hereunder), and
         (C) any Person described in clause (a), (b), (c), (d) or (e) above that is not a Lender shall, in addition, be acceptable to each Issuing Bank based upon its then-existing credit criteria.

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental agency or authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means, with respect to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means, with respect to the Borrower, (i) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) with the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) that is under common control (within the meaning of Section 414(c) of the Internal Revenue Code or Section 4001(b) of ERISA) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) or (o) of the Internal Revenue Code) with the Borrower.

                  "ERISA EVENT" means (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances treated as a withdrawal under Section 4062(e) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate of the Borrower from a Multiple Employer Plan, subject to
         Section 4063 of ERISA, during a plan year for which it was a "substantial employer", as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or an ERISA Affiliate of the Borrower to make a required payment to a Plan; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to
         Section 307 of ERISA; (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan; (viii) the complete or partial withdrawal of the Borrower or any ERISA Affiliate of the Borrower from any Multiemployer Plan or the insolvency of any Multiemployer Plan; (ix) the Borrower or any ERISA Affiliate of the Borrower shall request a minimum funding waiver from the Internal Revenue Service with respect to any Plan; or (x) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender or its Affiliate specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office or affiliate is specified, its Domestic Lending Office), or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for each Interest Period for each Eurodollar Rate Loan made as part of the same Borrowing, an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) at which deposits in Dollars are offered to the Administrative Agent in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Union Bank's Eurodollar Rate Loan made as part of such Borrowing and for a period equal to such Interest Period.

                  "EURODOLLAR RATE LOAN" means a Loan that bears interest as provided in Section 3.05(b)(ii).

                  "EURODOLLAR RESERVE PERCENTAGE" of any Lender for each Interest Period for each Eurodollar Rate Loan means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "EVENT OF DEFAULT" has the meaning specified in Section 9.01.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXTENSION OF CREDIT" means (i) the making of a Borrowing (including any Conversion), (ii) the issuance of a Letter of Credit, or
         (iii) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof, increasing the LC Outstandings thereunder, or otherwise altering any of the material terms or conditions thereof.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                  "FEE LETTER" has the meaning assigned to that term in Section 2.02(c).

                  "FINANCIAL CLOSING DATE" means the date upon which each of the conditions precedent enumerated in Section 6.02 has been fulfilled to the satisfaction of the Lenders, the Administrative Agent and the Borrower. All transactions contemplated to occur in connection with the Financial Closing Date shall take place on or before July 27, 2000, at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 A.M., or such other time or place as the parties hereto may mutually agree.

                  "FISCAL QUARTER" means each period of three consecutive calendar months ending on March 31, June 30, September 30 and December 31 in each year.

                  "FISCAL YEAR" means each period of twelve consecutive calendar months ending on December 31.

                  "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" has the meaning assigned to that term in Section 1.03.

                  "GOLDMAN ENTITIES" means the collective reference to GS Capital Partners II, L.P., GS Capital Partners III, L.P., Stone Street Fund 1998, L.P., Bridge Street Fund 1998, L.P., GS Capital Partners II Offshore, L.P., GS Capital Partners III Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH (for GS Capital Partners II Germany C.L.P. and GS Capital Partners III Germany C.L.P.) and any other investment fund that is an Affiliate of The Goldman Sachs Group, Inc.

                  "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body, required to be obtained, made or filed by the Borrower in connection with its execution, delivery or performance of any Loan Document (excluding any such consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption or filing or registration of or relating to any Subsidiary of the Borrower or any property, asset, operations or services of such Subsidiary or any representation, warranty, covenant or agreement of the

         Borrower to the extent relating to any Subsidiary of the Borrower or any such Subsidiary's properties, assets, operations or services).

                  "HAZARDOUS SUBSTANCE" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

                  "HEDGING AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to protect against fluctuations in currency exchange or interest rates.

                  "INDEMNIFIED PERSON" has the meaning assigned to that term in
         Section 11.04(b).

                  "INDEX DEBT" means the long-term senior unsecured debt securities of the Borrower that are not guaranteed by any other Person or subject to any other credit enhancement.

                  "INITIAL COMPLIANCE DATE" has the meaning assigned to that term in the definition of "Applicable Margin" contained in this Section 1.01.

                  "INTEREST PERIOD" has the meaning assigned to that term in
         Section 3.03.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "INVESTMENT" means any investment in or acquisition of assets from any Person, whether by means of share purchase, asset purchase or acquisition, capital contribution, loan, guarantee or other Support Obligation, time deposit or otherwise (but not including any demand deposit).

                  "INVESTMENT COMMITMENTS" means all commitments (contingent or otherwise) by the Borrower or any of its Subsidiaries to make Investments, including asset sale or purchase agreements relating thereto and guarantee or other Support Obligations in respect of obligations of any of its Affiliates thereunder.

                  "ISSUING BANK" has the meaning assigned to such term in the preamble hereto and includes (i) any Lender designated by the Borrower that accepts such designation and (ii) any other financial institution designated by the Borrower and acceptable to the Administrative Agent that accepts such designation, in each case in accordance with Section 4.01, as the issuer of a Letter of Credit pursuant to an Issuing Bank Agreement. As of the date hereof, the Borrower has designated Union Bank and Canadian Imperial Bank of

         Commerce as Issuing Banks, and the Administrative Agent has accepted such designees pursuant to Section 4.01.

                  "ISSUING BANK AGREEMENT" means an agreement between an Issuing Bank and the Borrower, substantially in the form of Exhibit G or otherwise in form and substance satisfactory to the Administrative Agent, providing for the issuance of one or more Letters of Credit.

                  "LC PAYMENT NOTICE" has the meaning assigned to that term in
         Section 4.04(b).

                  "LC OUTSTANDINGS" means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit at any time on or after such date (assuming the satisfaction of all conditions for drawing enumerated therein).

                  "LENDER ASSIGNMENT" means an assignment and agreement entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit F.

                  "LENDERS" means the Banks listed on the signature pages hereof, each Eligible Assignee that shall become a party hereto pursuant to Section 11.07 and, if and to the extent so provided in
         Section 4.04(c), each Issuing Bank.

                  "LETTER OF CREDIT" means a letter of credit issued by an Issuing Bank pursuant to Section 4.02, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.

                  "LETTER OF CREDIT COMMISSION RATE" means, for any day, the applicable percentage set forth below under the caption "Financial Letter of Credit Commission Rate" or "Performance Letter of Credit Commission Rate", in each case in respect of financial Letters of Credit and performance Letters of Credit (as the case may be, as determined by the Administrative Agent), respectively, based upon the ratings by S&P and Moody's applicable on such date to the Index Debt:

         =============================================== ======================== =======================
                                                         Financial Letter of      Performance Letter of
                                                         Credit Commission Rate   Credit Commission Rate
         =============================================== ======================== =======================

         Category 1
         ----------

         BBB- or higher by S&P and
         Baa3 or higher by Moody's                                1.50%                   1.00%
         ----------------------------------------------- ------------------------ -----------------------

         Category 2
         ----------

         BB+ or higher by S&P and
         Ba1 or higher by Moody's                                 2.25%                   1.25%
         ----------------------------------------------- ------------------------ -----------------------

         Category 3
         ----------

         BB or higher by S&P and
         Ba2 or higher by Moody's                                 2.75%                   1.50%
         ----------------------------------------------- ------------------------ -----------------------

         Category 4
         ----------

         BB- or higher by S&P and
         Ba3 or higher by Moody's                                 3.25%                   1.75%
         ----------------------------------------------- ------------------------ -----------------------

         Category 5
         ----------

         B+ or higher by S&P and
         B1 or higher by Moody's                                  4.00%                   2.50%
         ----------------------------------------------- ------------------------ -----------------------

         Category 6
         ----------

         B or below by S&P or
         B2 or below by Moody's                                   4.50%                   3.00%
         ----------------------------------------------- ------------------------ -----------------------

         Notwithstanding the foregoing, (i) in the event that the principal amount outstanding hereunder exceeds 66 2/3% of the Commitments for any continuous period in excess of six consecutive calendar months, then each of the Financial Letter of Credit Commission Rate percentages shall be increased by 0.50% per annum and each of the Performance Letter of Credit Commission Rate percentages shall be increased by 0.25% per annum, such increase (A) to be applied retroactively for the three-calendar-month period most recently ended (as if such increase had been in effect at all times during such three-calendar-month period) and (B) to remain in effect unless and until the principal amount outstanding hereunder is less than 66 2/3% of the Commitments for at least three consecutive calendar months, and (ii) if the restrictions on Distributions contained in the Orion Power New York Credit Facility and the Orion Power MidWest Credit Facility have not been irrevocably terminated (so that no such restrictions exist thereunder) prior to the earlier to occur of (A) December 31, 2001 and
         (B) the date on which the amount of Permitted Distributions (as defined in the Orion Power New York Credit Facility as in effect on the date hereof) paid by or at the direction of Orion Power New York pursuant to the Orion Power New York Credit Facility first equals the Maximum Permitted

         Distribution Amount (as defined in the Orion Power New York Credit Facility as in effect on the date hereof), then at all times thereafter until such restrictions have been irrevocably terminated (so that no such restrictions exist under the Orion Power New York Credit Facility or the Orion Power MidWest Credit Facility) the Letter of Credit Commission Rate shall be based on Category 6; provided, however, that if, at any time after such restrictions have been terminated (so that no such restrictions exist thereunder), the Orion Power New York Credit Facility or the Orion Power MidWest Credit Facility is amended, supplemented or otherwise modified to provide for any restrictions on Distributions, then at all times during which such restrictions are in effect the Letter of Credit Commission Rate shall be based on Category 6.

         In addition, (1) from the Financial Closing Date until the Initial Compliance Date, and (2) after the Initial Compliance Date, in the event that, and at all times during which, the Borrower is not in compliance with any of the financial covenants set forth in Section 8.01(n), (o), (p) and (q) (notwithstanding that an Event of Default may not yet have occurred as a result of such noncompliance), each of the foregoing Financial Letter of Credit Commission Rate percentages shall be increased by 0.50% per annum and each of the foregoing Performance Letter of Credit Commission Rate percentages shall be increased by 0.25% per annum; provided, however, that, solely for purposes of this paragraph (and the corresponding paragraphs contained in the definitions of "Applicable Margin" and "Commitment Fee Rate" in this
         Section 1.01), (A) the Borrower may demonstrate compliance with the Borrower Debt Service Coverage Ratio for the four-Fiscal Quarter period ending March 31, 2001 (as contemplated by Section 8.01(q)) or for any other four-Fiscal Quarter period ending prior thereto or thereafter,
         (B) in determining compliance with the Borrower Debt Service Coverage Ratio, the Borrower's (but not any of its Subsidiaries') cash on hand (including Permitted Investments) shall be included in calculating Cash Flow Available for Debt Service, and (C) the Borrower shall be deemed to be in compliance with the Borrower Debt Service Coverage Ratio during the period from the Financial Closing Date until the end of the Fiscal Quarter in which the Financial Closing Date occurs if the Borrower's (but not including any of its Subsidiaries') cash on hand (including Permitted Investments) is at least $30,000,000 at all times during such period; and provided further, however, that the Default Rate, and not the increases in the Letter of Credit Commission Rate set forth in this paragraph, shall apply upon the occurrence and during the continuance of an Event of Default.

         For purposes of determining the Letter of Credit Commission Rate, (A) if Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6, and (B) if more than one Category is applicable at any one time, the Letter of Credit Commission Rate shall be based on the applicable Category having the lowest number (i.e., Category 1 is lower than Category 2). The Letter of Credit Commission Rate shall be increased or decreased in accordance with this definition upon any change in the applicable ratings of the Index Debt, and such increased or decreased Letter of Credit Commission Rate shall be effective from the date of announcement of any such new ratings. The Borrower agrees to notify the Administrative Agent promptly after each change in any rating of the Index

         Debt. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Letter of Credit Commission Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "LETTER OF CREDIT SUBLIMIT" means, on any date of determination, the lesser of (i) $40,000,000 and (ii) the aggregate amount of the Commitments on such date. In no event shall the aggregate LC Outstandings of all Letters of Credit outstanding on any date of determination (after giving effect to all Extensions of Credit on such date) exceed the sum of (A) the Letter of Credit Sublimit and (B) the amount of cash collateral securing LC Outstandings pursuant to the operation of Section 5.03(b).

                  "LIEN" has the meaning assigned to that term in Section
         8.02(a).

                  "LOAN" means a loan by a Lender to the Borrower pursuant to
         Section 3.01 (or deemed made pursuant to Section 4.04(c) or (d)), and refers to a ABR Loan or a Eurodollar Rate Loan (each of which shall be a "TYPE" of Loan). All Loans by a Lender of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed to be a single Loan by such Lender until repaid or next Converted.

                  "LOAN DOCUMENTS" means this Agreement, any Promissory Notes, the Fee Letter, each Issuing Bank Agreement and all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.

                  "MAJORITY LENDERS" means, on any date of determination, any two or more Lenders that, collectively, on such date (i) hold at least 51% of the then aggregate outstanding principal amount of the Loans owing to Lenders and (ii) if no Loans are then outstanding, have Percentages in the aggregate of at least 51%. Any determination of those Lenders constituting the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

                  "MATERIAL ADVERSE CHANGE" means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, assets, condition (financial or otherwise), operations, results of operations or prospects of (i) the Borrower,
         (ii) any Material Subsidiary, or (iii) the Borrower and its Subsidiaries, considered as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party, or (c) the legality, validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders thereunder; provided, however, that a Material Adverse Effect pursuant to clause
         (a)(ii) above shall be deemed not to have occurred (or not to be reasonably expected to occur) in connection with a breach of any covenant, representation or warranty contained herein with respect to any Material Subsidiary (which covenant, representation or warranty requires a Material Adverse Effect to have occurred or to be reasonably expected to occur in order to constitute a breach thereof) unless and until the lenders under any credit facility (including the Orion Power New York Credit Facility, the Orion Power MidWest Credit Facility, and any other agreement or instrument evidencing Permitted Subsidiary Debt) to which such Material Subsidiary is a party have determined that the breach by such Material Subsidiary of any corresponding covenant, representation or warranty contained in such credit facility (which corresponding covenant, representation or warranty has a similar material adverse effect qualification as contained herein) has had, could have, is reasonably likely to have or could reasonably be expected to have (or any similar standard, as applicable) a "Material Adverse Effect" (as such term is defined in such credit facility as in effect on the date of such credit facility, or, if such term is not defined in such credit facility, the applicable material adverse effect qualification contained in such corresponding covenant, representation or warranty); provided further, however, that the foregoing proviso shall not apply if such credit facility does not have any such corresponding covenant, representation or warranty.

                  "MATERIAL SUBSIDIARY" means Orion Power New York, Orion Power MidWest and any other Subsidiary of the Borrower that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 15% of the consolidated assets of the Borrower and its Subsidiaries.

                  "MATERIAL SUBSIDIARY EVENT OF DEFAULT" means any "Event of Default" under the Orion MidWest Credit Facility, the Orion Power New York Credit Facility or any other material credit facility to which any Material Subsidiary is a party resulting from any (i) payment default,
         (ii) failure to obtain, revocation or cancellation of, or material adverse modification to any material governmental approval, (iii) bankruptcy or insolvency event, (iv) substantial loss, destruction or condemnation of all or substantially all assets, (v) loss of "exempt wholesale generator" status or (vi) abandonment of the ownership or operation of any material portion of assets (including the "Events of Default" under Sections 7.01, 7.07, 7.08, 7.11, 7.13 and 7.16 of the
         Orion Power New York Credit Facility and corresponding "Events of Default" under the Orion Power MidWest Credit Facility).

                  "MATERIAL PLAN" means, collectively, a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $5,000,000.

                  "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and that (a) is sponsored or maintained for employees or former employees of the Borrower or an ERISA Affiliate of the Borrower and at least one Person other than the Borrower and its ERISA Affiliates, or
         (b) was so sponsored or maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under
         Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET DISPOSITION PROCEEDS" means the sum of:

                           (a) the gross cash proceeds received by any
                  Subsidiary of the Borrower (i) from any sale, lease, transfer or other disposition of material assets (including Capital Stock and receivables) (other than proceeds from the sale of inventory of such Subsidiary in the ordinary course of its business) or (ii) as a result of the taking of all or any material portion of the assets of such Subsidiary under the power of eminent domain, condemnation or similar proceeding, in each case including any cash payments received by way of a deferred payment of principal pursuant to a permitted note or installment receivable or otherwise, but only when and as received;

                  minus

                           (b) in the case of clause (i) of subsection (a) above
                  only, (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees actually incurred by such Subsidiary in connection with such sale, lease, transfer or other disposition which have not been paid to such Subsidiary or any of its Affiliates, (ii) all taxes actually paid or reasonably estimated by such Subsidiary (determined in good faith by the chief financial officer of such Subsidiary or of such Subsidiary's general partner or other managing entity, as applicable) to be payable in cash in connection with such sale, lease, transfer or other disposition in the same year or the next following year after the occurrence thereof, (iii) all other reasonable costs and expenses incurred by such Subsidiary in connection with such sale, lease, transfer or other disposition which have not been paid to such Subsidiary or any of its Affiliates, and (iv) any such proceeds from the sale, transfer or other disposition of material assets that are used within the period specified therefor in the Orion Power New York Credit Facility, the Orion Power MidWest Credit Facility and/or any other agreement or instrument evidencing Permitted Subsidiary Debt, as applicable, to purchase or acquire replacement assets of like utility in such Subsidiary's business; provided, however, that if, after the payment of all taxes with respect to such sale, lease, transfer or other disposition, the amount of estimated taxes, if any, pursuant to clause (ii) above exceeded the amount of taxes actually paid in cash in respect of such sale, lease, transfer or other disposition, the aggregate amount of such excess shall be immediately payable, pursuant to Section 5.03(b), as Net Disposition Proceeds;

                  minus

                           (c) the amount of any mandatory prepayment made or
                  required to be made by such Subsidiary pursuant to any credit facility (including the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility and any other agreement or instrument evidencing Permitted Subsidiary Debt) to which it is a party from the proceeds of such sale, lease, transfer, other disposition or taking.

                  "NET INSURANCE PROCEEDS" means (i) the gross cash proceeds of casualty insurance received by any Subsidiary of the Borrower in respect of any loss, damage or destruction to any material asset of such Subsidiary, minus (ii) the portion of such proceeds applied or to be applied by such Subsidiary to repair, restore or replace such asset, minus (iii) the amount of any mandatory prepayment made or required to be made by such Subsidiary pursuant to any credit facility (including the Orion Power MidWest Credit Facility and the Orion Power New York Credit Facility) to which it is a party from such insurance proceeds; provided, however, that if any such insurance proceeds intended to be applied by such Subsidiary to repair, restore or replace such asset pursuant to clause (ii) above exceeded the amount actually paid in cash in respect of repair, restoration or replacement, the aggregate amount of such excess shall be immediately payable, pursuant to Section 5.03(b), as Net Insurance Proceeds (less any portion of such excess required to be paid by such Subsidiary pursuant to clause (iii) above). The Borrower shall cause each of its Subsidiaries to distribute to the Borrower, on the first date that such Subsidiary is permitted to do so pursuant to (x) any credit facility or other contractual obligation to which such Subsidiary is a party and (y) applicable law, the maximum amount of Net Insurance Proceeds permitted to be distributed by such Subsidiary pursuant to such credit facility or other contractual obligation and applicable law.

                  "NET SECURITIES PROCEEDS" means, in the case of the issuance, placement or sale of equity securities of the Borrower or any obligations convertible into or exchangeable for such equity securities, or giving any Person a right, option or warrant to acquire such equity securities or such convertible or exchangeable obligations (in each case whether pursuant to a public or private offering), the sum of:

                           (a) the gross cash proceeds received by the Borrower
                  from such issuance, placement or sale of equity securities (including any cash payments received by way of deferred payment of principal pursuant to a permitted promissory note or installment receivable or otherwise, but only as and when such cash payments are received), other than any such proceeds that the Borrower certifies to the Administrative Agent and the Lenders are intended to be contributed (as an equity contribution) to one or more of its Subsidiaries (i) to finance the acquisition, construction, development, expansion, improvement or re-powering of power generating assets (including the acquisition of any Person that owns such assets) or (ii) to be used by such Subsidiary for other general corporate purposes;

                  minus

                           (b) in connection with such issuance, placement or
                  sale of such equity securities, all reasonable and customary fees and expenses and underwriters' discounts and commissions actually paid by the Borrower to Persons other than the Borrower or any of its Affiliates.

                  "NOTICE OF BORROWING" has the meaning assigned to that term in
         Section 3.01(a).

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OFFERING CIRCULAR" means the Offering Circular, dated April 20, 2000, in respect of the Senior Notes.

                  "ORION POWER MIDWEST" means Orion Power MidWest, L.P., a Delaware limited partnership.

                  "ORION POWER MIDWEST CREDIT FACILITY" means that certain Credit Agreement, dated as of April 28, 2000, among Orion Power MidWest, Banc of America Securities LLC and Goldman Sachs Credit Partners, L.P., as "Co-Lead Arrangers" and "Joint Book Runners", Paribas and Deutsche Bank Securities Inc., as "Arrangers", Bank of America, N.A., as "Administrative Agent" and "Issuing Bank", Goldman Sachs Credit Partners, L.P., Paribas and Deutsche Bank AG New York Branch, as "Syndication Agents", Paribas and Deutsche Bank AG New York Branch, as "Documentation Agents", and the financial institutions party thereto, as "Lenders", including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in accordance with the terms thereof and hereof.

                  "ORION POWER MIDWEST PARTNERS" means the general partner(s) and limited partner(s) of Orion Power MidWest.

                  "ORION POWER NEW YORK" means Orion Power New York, L.P., a Delaware limited partnership.

                  "ORION POWER NEW YORK CREDIT FACILITY" means that certain Credit Agreement, dated as of July 28, 1999, among Orion Power New York, Banc of America Securities LLC and Paribas, as "Lead Arrangers", the financial institutions party thereto, as "Lenders", and Bank of America, N.A., as "Issuing Bank" and "Administrative Agent", including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in accordance with the terms thereof and hereof.

                  "ORION POWER NEW YORK PARTNERS" means the general partner(s) and limited partner(s) of Orion Power New York.

                  "PARTICIPANT" has the meaning assigned to that term in Section 11.07(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

                  "PERCENTAGE" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such date by the total of the Commitments on such date, and multiplying the quotient so obtained by 100%. In the event that the Commitments have been terminated, each Lender's Percentage shall be calculated on the basis of the Commitments in effect immediately prior to such termination.

                  "PERMITTED INVESTMENTS" means each of the following so long as no such Permitted Investment shall have a final maturity later than three months from the date of investment therein:

                            (i) direct obligations of the United States, or of
                  any agency thereof, or obligations guaranteed as to principal and interest by the United States or any agency thereof;

                            (ii) certificates of deposit or bankers' acceptances
                  issued, or time deposits held, or investment contracts guaranteed, by any Lender, any nationally-recognized securities dealer or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any other country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness);

                            (iii) obligations with any Lender, any other bank or
                  trust company described in clause (ii), above, or any nationally-recognized securities dealer, in respect of the repurchase of obligations of the type described in clause (i), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender, such other bank or trust company or such securities dealer;

                            (iv) commercial paper rated (on the date of
                  acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper); and

                            (v) any eurodollar certificate of deposit issued by
                  any Lender or any other commercial bank, trust company, savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or of any country which is a member of the OECD, or a political subdivision of any such country, and in each case having outstanding unsecured indebtedness that (on the date of acquisition thereof) is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness); and

                            (vi) investments in money market funds or money
                  market mutual funds sponsored by any securities broker/dealer of recognized national standing (or an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses having a rating of "A" or better by S&P or "A2" or better by Moody's (including money market funds for which the Administrative Agent in its individual capacity or any of its Affiliates is investment manager or adviser).

                  "PERMITTED LIENS" has the meaning assigned to that term in
         Section 8.02(a).

                  "PERMITTED SUBSIDIARY DEBT" has the meaning assigned to that term in Section 8.02(c).

                  "PERMITTED SUBSIDIARY INVESTMENT" has the meaning assigned to that term in Section 8.02(c).

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means, with respect to the Borrower, an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) sponsored or maintained for employees or former employees of the Borrower or any of its ERISA Affiliates and covered by Title IV of ERISA or Section 412 of the Internal Revenue Code, including a Single Employer Plan and a Multiple Employer Plan.

                  "PROMISSORY NOTE" means any promissory note of the Borrower payable to the order of a Lender (and, if requested, its registered assigns), issued pursuant to Section 3.01(d); and "PROMISSORY NOTES" means any or all of the foregoing.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time.

                  "RECIPIENT" has the meaning assigned to that term in Section 11.08.

                  "REFINANCING PLAN" has the meaning assigned to that term in
         Section 6.01(a).

                  "REGISTER" has the meaning assigned to that term in Section 11.07(c).

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUEST FOR ISSUANCE" has the meaning assigned to that term in Section 4.02(a).

                  "RESPONSIBLE OFFICER" means the Chief Executive Officer, any Director, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Chief Financial Officer or the Chief Operating Officer of the Borrower.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "SENIOR FINANCIAL OFFICER" means the President, any Vice President, the Chief Financial Officer or the Treasurer of the Borrower.

                  "SENIOR NOTE INDENTURE" means the Indenture, dated as of April 27, 2000, between the Borrower and Wilmington Trust Company, as Trustee.

                  "SENIOR NOTES" means the 12% Senior Notes due May 1, 2010 issued pursuant to the Senior Note Indenture in the aggregate principal amount of up to $425,000,000.

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (a) is sponsored or maintained for employees or former employees of the Borrower or an ERISA Affiliate of the Borrower and no Person other than the Borrower and its ERISA Affiliates, or (b) was so sponsored or maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or unincorporated entity (including, without limitation, any partnership or limited liability company) of which more than 50% of the outstanding Capital Stock (or comparable ownership interests) having ordinary voting power (irrespective of whether at the time Capital Stock (or comparable ownership interests) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

                  "SUBSIDIARY COVENANT EVENT OF DEFAULT" has the meaning assigned to that term in Section 9.01(e).

                  "SUBSIDIARY REPRESENTATION EVENT OF DEFAULT" has the meaning assigned to that term in Section 9.01(b).

                  "SUPPORT OBLIGATIONS" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does not otherwise constitute Debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

                  "TERMINATION DATE" means the earliest to occur of (i) July 27, 2003, (ii) the maturity date of the Orion Power New York Credit Facility and (iii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.03 or 9.02.

                  "TOTAL VOTING POWER" means, with respect to any Person on any date, the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities outstanding on such date which are or may thereafter become exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

                   "TYPE" has the meaning assigned to such term (i) in the definition of "Loan" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

                  "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its ERISA Affiliates to the PBGC or such Plan under Title IV of ERISA.

                  "UNMATURED DEFAULT" means an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

                  "YEAR 2000 ISSUES" means actual and anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000.

         SECTION 1.02. COMPUTATION OF TIME PERIODS; CONSTRUCTION. (a) Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 7.01(f) ("GAAP").

                                   ARTICLE II
                                   COMMITMENTS

         SECTION 2.01. THE COMMITMENTS. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower and to participate in the issuance of Letters of Credit (and the LC Outstandings thereunder) during the period from the Financial Closing Date until the Termination Date, in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment (after giving effect to all Extensions of Credit to be made on such day and the application of the proceeds thereof). Within the limits hereinafter set forth, the Borrower may request Extensions of Credit hereunder, prepay Loans, or reduce or cancel Letters of Credit, and use the resulting increase in the Available Commitments for further Extensions of Credit in accordance with the terms hereof.

         (b) In no event shall the Borrower be entitled to request or receive any Extensions of Credit that would cause the principal amount outstanding hereunder to exceed the Commitments.

         SECTION 2.02. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily amount of such Lender's Available Commitment at a rate per annum equal to the Commitment Fee Rate in effect from time to time, from the date hereof, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such date to occur following the date hereof, and on the Termination Date.

         (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commission (the "LETTER OF CREDIT COMMISSION") on the average daily aggregate amount of the LC Outstandings from the date hereof until the Termination Date, at a rate per annum equal to the Letter of Credit Commission Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such date to occur following the date hereof, and on the Termination Date; provided, however, that upon the occurrence and during the continuance of an Event of Default, the Letter of Credit Commission shall be based on the Default Rate applicable to outstanding Letters of Credit.

         (c)      In addition to the fees provided for in subsections (a) and
(b) above, the Borrower shall pay to the Administrative Agent, for its own account, such other fees as are provided for in that certain letter agreement, dated as of the date hereof, between the Borrower and the Administrative Agent (the "FEE LETTER"), in the amounts and at the times specified therein.

         SECTION 2.03. REDUCTION OF THE COMMITMENTS. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders), terminate in whole or reduce ratably in part the unused portions of the Commitments; provided that any such partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and provided, further, that the Commitments shall in no event be reduced to an amount which is less that the aggregate LC Outstandings of all Letters of Credit then outstanding.

         (b) Mandatory. The Commitments shall be automatically and permanently reduced ratably by the aggregate amount the Loans are prepaid or the LC Outstandings are cash collateralized pursuant to the operation of Section 5.03(b).

         SECTION 2.04. COMPUTATIONS OF OUTSTANDINGS. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the sum of (i) the aggregate principal amount of all Loans outstanding on such date plus (ii) the aggregate LC Outstandings of all Letters of Credit outstanding on such date, in each case after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof. At no time shall the principal amount outstanding under this Agreement exceed the aggregate amount of the Commitments. References to the unused portion of the

Commitments shall refer to the excess, if any, of the Commitments over the principal amount outstanding hereunder; and references to the unused portion of any Lender's Commitment shall refer to such Lender's Percentage of the unused Commitments.

                                   ARTICLE III
                                      LOANS

         SECTION 3.01. LOANS. (a) The Borrower may request a Borrowing (other than a Conversion) by delivering a notice (a "NOTICE OF BORROWING") to the Administrative Agent no later than 12:00 noon on the third Business Day or, in the case of ABR Loans, on the first Business Day, prior to the date of the proposed Borrowing. The Administrative Agent shall give each Lender prompt notice of each Notice of Borrowing. Each Notice of Borrowing shall be in substantially the form of Exhibit A and shall specify the requested (i) date of such Borrowing (which shall be a Business Day, but in no event later than the Business Day immediately preceding the Termination Date), (ii) Type of Loans to be made in connection with such Borrowing, (iii) Interest Period, if any, for such Loans and (iv) amount of such Borrowing. Each proposed Borrowing shall conform to the requirements of Sections 3.03 and 3.04.

         (b) Each Lender shall, before 12:00 noon on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's address referred to in
Section 11.02, in same day funds, such Lender's Percentage of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address or will transfer such funds into such account(s) as the Borrower may designate in the corresponding Notice of Borrowing. Notwithstanding the foregoing, unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Percentage available to the Administrative Agent on the date of such Borrowing in accordance with the first sentence of this subsection (b), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.

         (c) If and to the extent that any Lender (a "NON-PERFORMING LENDER") shall not have made available to the Administrative Agent, in accordance with subsection (b) above, such Lender's Percentage of any Borrowing, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand corresponding amounts, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to Loans made in connection with such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. Within the limits of each Lender's Available Commitment and subject to the other terms and conditions set forth in this Agreement for the making of Loans (including Section 8.01(h)), the Borrower may request (and the Lenders shall honor) one or more additional Borrowings from the performing Lenders to fund such repayment to the Administrative Agent. If a non-performing Lender shall repay to the Administrative Agent such corresponding amount in full (with interest as above provided), (x) the Administrative Agent shall apply such corresponding amount and interest to the repayment to the Administrative Agent (or repayment of Loans made to fund such repayment to the Administrative Agent), and shall make any remainder available to the Borrower and (y) such amount so repaid shall be deemed to constitute such Lender's Loan, made as part of such Borrowing for purposes of this Agreement as if funded concurrently with the other Loans made as part of such Borrowing, and such Lender shall forthwith cease to be deemed a non-performing Lender; if and so long as such non-performing Lender shall not repay such amount, and unless and until an Eligible Assignee shall have assumed and performed the obligations of such non-performing Lender, all computations by the Administrative Agent of Percentages, Commitments and payments hereunder shall be made without regard to the Commitments, or outstanding Loans, of such non-performing Lender, and any amounts paid to the Administrative Agent for the account of such non-performing Lender shall be held by the Administrative Agent in trust for such non-performing Lender in a non-interest-bearing special purpose account. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

         (d) Any Lender may request that Loans made by it hereunder be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more Promissory Notes in such form payable to the order of the payee named therein (or, if such Promissory Note is a registered note, to such payee and its registered assigns).

         (e) Upon receipt of an affidavit of an officer of the Administrative Agent or of any Lender as to the loss, theft, destruction or mutilation of any Promissory Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Promissory Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Promissory Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

         SECTION 3.02. CONVERSION OF LOANS. The Borrower may from time to time Convert any Loan (or portion thereof) of any Type to one or more Loans of the same or any other Type by delivering a notice of such Conversion (a "NOTICE OF CONVERSION") to the Administrative Agent no later than 12:00 noon on (x) the third Business Day prior to the date of any proposed Conversion into a Eurodollar Rate Loan and (y) the first Business Day prior to the date of any proposed Conversion into an ABR Loan. The Administrative Agent shall give each Lender prompt notice of each Notice of Conversion. Each Notice of Conversion shall be in substantially the form of Exhibit B and shall specify (i) the requested date of such Conversion, (ii) the Type of, and Interest Period, if any, applicable to, the Loans (or portions thereof) proposed to be Converted,
(iii) the requested Type of Loans to which such Loans (or portions thereof) are proposed to be Converted, (iv) the requested initial Interest Period, if any, to be applicable to the Loans resulting from such Conversion and (v) the aggregate principal amount of Loans (or portions thereof) proposed to be Converted. Each proposed Conversion shall be subject to the provisions of Sections 3.03 and 3.04.

         SECTION 3.03. INTEREST PERIODS. The period between the date of each Eurodollar Rate Loan and the date of payment in full of such Loan shall be divided into successive periods of months ("INTEREST PERIODS") for purposes of computing interest applicable thereto. The initial Interest Period for each such Loan shall begin on the day such Loan is made, and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period for such Loan. The duration of each Interest Period shall be 1, 2, 3, or 6 months, as the Borrower may, in accordance with Section 3.01 or 3.02, select; provided, however, that:

                  (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

         SECTION 3.04. OTHER TERMS RELATING TO THE MAKING AND CONVERSION OF LOANS. (a) Notwithstanding anything in Section 3.01 or 3.02 to the contrary:

                  (i) each Borrowing (other than a Borrowing deemed made under Section 4.04(c) or (d)) shall be in an aggregate amount not less than (A) in the case of Eurodollar Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or (B) in the case of ABR Loans, $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in each case, such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Extensions of Credit to be made on such date), and shall consist of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders ratably according to their respective Percentages;

                  (ii) the Borrower may request that more than one Borrowing be made on the same day;

                  (iii) at no time shall more than six (6) different Borrowings comprising Eurodollar Rate Loans be outstanding hereunder;

                  (iv) no Eurodollar Rate Loan may be Converted on a date other than the last day of the Interest Period applicable to such Loan unless the corresponding amounts, if any, payable to the Lenders pursuant to Section 5.04(b) are paid within two Business Days after the Administrative Agent provides written notice to the Borrower as to amounts owing under Section 5.04(b) in connection with such Conversion;

                  (v) if the Borrower shall either fail to give a timely Notice of Conversion pursuant to Section 3.02 in respect of any Loans or fail, in any Notice of Conversion that has been timely given, to select the duration of any Interest Period for Loans to be Converted into Eurodollar Rate Loans in accordance with Section 3.03, such Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into, or remain as, as the case may be, ABR Loans; and

                  (vi) if, on the date of any proposed Conversion, any Event of Default or Unmatured Default shall have occurred and be continuing, all Loans then outstanding shall, on such date, automatically Convert into, or remain as, as the case may be, ABR Loans.

         (b) If any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make, or to fund or maintain, Eurodollar Rate Loans hereunder, (i) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing from such Lender shall be forthwith suspended until the earlier to occur of the date upon which (A) such Lender shall cease to be a party hereto and (B) it is no longer unlawful for such Lender to make, fund or maintain Eurodollar Rate Loans, and (ii) if the maintenance of Eurodollar Rate Loans then outstanding through the last day of the Interest Period therefor would cause such Lender to be in violation of such law, regulation or assertion, such Lender may require the Borrower to Convert all Eurodollar Rate Loans from such Lender within five Business Days after such notice, and if the Borrower shall not have Converted such Eurodollar Rate Loans by such fifth Business Day, then such Eurodollar Rate Loans shall be deemed automatically Converted to ABR Loans on such fifth Business Day. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Administrative Agent (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such notice from such Lender (or upon such Lender's assigning all of its Commitments, Loans, participation and other rights and obligations hereunder to an Eligible Assignee), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Administrative Agent or the Borrower under this subsection (b), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         (c) If the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar

Rate Loans to be made in connection with such Borrowing will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing and any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist with respect to the Majority Lenders, and each Loan to be made or Converted in connection with such Borrowing shall be an ABR Loan.

         (d) If any Lender shall have delivered a notice to the Borrower or the Administrative Agent described in Section 3.04(b) or Section 3.06, or shall become a non-performing Lender under Section 3.01(c) or Section 4.04(c), and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with said Section 3.04(b), Section 3.06,
Section 3.01(c) or Section 4.04(c), the Borrower or the Administrative Agent may demand that such Lender assign in accordance with Section 11.07, to one or more Eligible Assignees designated by the Borrower or the Administrative Agent, all (but not less than all) of such Lender's Commitments, Loans, participation and other rights and obligations hereunder; provided that any such demand by the Borrower during the continuance of an Event of Default or an Unmatured Default shall be ineffective without the consent of the Majority Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrower, any such Eligible Assignee so designated shall fail to consummate such assignment on terms reasonably satisfactory to such Lender, or the Borrower and the Administrative Agent shall have failed to designate any such Eligible Assignee, then such demand by the Borrower or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to consummate such assignment forthwith, if such Eligible Assignee (i) shall agree to such assignment in substantially the form of the Lender Assignment attached hereto as Exhibit F and
(ii) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent), including, without limitation, all accrued interest and fees and, to the extent not paid by the Borrower, any payments required pursuant to Section 5.04(b).

         (e) Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the Borrower to fulfill, on or before the date specified in such Notice of Borrowing or Notice of Conversion for such Borrowing, the applicable conditions (if any) set forth in this Article III (other than failure pursuant to the provisions of Section 3.04(c) hereof) or in Article VI, including any such loss (other than loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender when such Loan, as a result of such failure, is not made on such date.

         SECTION 3.05. REPAYMENT OF LOANS; INTEREST. (a) Principal. The Borrower shall repay the outstanding principal amount of the Loans on the Termination Date.

         (b) Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan (except as otherwise provided in this subsection (b)), payable as follows:

                           (i) ABR Loans. If such Loan is an ABR Loan, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such ABR Loan and on the date such ABR Loan shall become due and payable or shall otherwise be paid in full; provided, that upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the unpaid principal amount of each ABR Loan at a rate per annum equal to the Default Rate in effect from time to time.

                           (ii) Eurodollar Rate Loans. If such Loan is a Eurodollar Rate Loan, interest thereon shall be payable on the last day of each Interest Period for such Loan and, if the Interest Period for such Loan has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided, that upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the unpaid principal amount of each Eurodollar Rate Loan at a rate per annum equal to the Default Rate in effect from time to time.

         SECTION 3.06. ADDITIONAL INTEREST ON EURODOLLAR RATE LOANS. The Borrower shall pay to the Administrative Agent for the account of each Lender any costs actually incurred by such Lender with respect to Eurodollar Rate Loans that are attributable to such Lender's compliance with regulations of the Board requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Administrative Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Loan of such Lender, from the date of such Eurodollar Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Eurodollar Rate Loan from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Loan (but in no event earlier than ten Business Days after the Borrower's receipt of the certificate referred to in the last sentence of this Section 3.06). Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent. A certificate as to the amount of such additional interest and giving a reasonable explanation and calculation thereof shall be submitted to the Borrower and the Administrative Agent by such Lender and shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof shall have been made by such Lender in good faith.

                                   ARTICLE IV
                                LETTERS OF CREDIT

         SECTION 4.01. ISSUING BANKS. Subject to the terms and conditions hereof, the Borrower may from time to time identify and arrange for one or more Lenders or other financial institutions to act as Issuing Banks hereunder. Any such designation by the Borrower that is accepted by the proposed Issuing Bank shall be notified to the Administrative Agent at least five Business Days prior to the first date upon which the Borrower proposes that such Issuing Bank issue its first Letter of Credit. Within three Business Days following the receipt of any such designation of a financial institution (other than a Lender) as a proposed Issuing Bank, the Administrative Agent shall notify the Borrower as to whether such designee is acceptable to the Administrative Agent. The failure by the Administrative Agent to provide such notice to the Borrower within such time period shall be deemed to be an approval of such proposed Issuing Bank. Nothing contained herein shall be deemed to require any Lender to agree to act as an Issuing Bank, if it does not so desire.

         SECTION 4.02. LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days' prior written notice thereof to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the relevant Issuing Bank. Each such notice (a "REQUEST FOR ISSUANCE") shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the earlier to occur of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any extension thereof, one year after the effectiveness of such extension) and (B) the date that is five Business Days prior to the Termination Date, provided that any Letter of Credit with a stated expiry date of one year after its date of issuance may provide for the renewal thereof for additional one-year periods (but in no event later than the Termination Date) subject to the other terms and conditions contained herein (including the satisfaction of the conditions precedent set forth in Section 6.03)), (ii) the proposed stated amount of such Letter of Credit (which shall not be less than $1,000,000) and (iii) such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified therefor in this Agreement and the relevant Issuing Bank Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than one Business Day prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and in the relevant Issuing Bank Agreement, such Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

         (b) Each Lender severally agrees with such Issuing Bank to participate in the Extension of Credit resulting from the issuance (or extension, modification or amendment) of such Letter of Credit, in the manner and the amount provided in Section 4.04(b), and the issuance of such Letter of Credit shall be deemed to be a confirmation by such Issuing Bank and each Lender of such participation in such amount.

         (c) Notwithstanding anything herein to the contrary, the aggregate LC Outstandings of all Letters of Credit outstanding at any one time shall not exceed the Letter of Credit Sublimit.

         SECTION 4.03. ISSUING BANK FEES. The Borrower shall pay directly to each Issuing Bank such fees and expenses, if any, specified to be paid to such Issuing Bank pursuant to the Issuing Bank Agreement to which it is a party, at the times, and in the manner, specified in such Issuing Bank Agreement.

         SECTION 4.04. REIMBURSEMENT TO ISSUING BANKS. (a) The Borrower hereby agrees to pay to the Administrative Agent for the account of each Issuing Bank, on demand made by such Issuing Bank to the Borrower and the Administrative Agent, on and after each date on which such Issuing Bank shall pay any amount under any Letter of Credit issued by such Issuing Bank, a sum equal to the amount so paid plus interest on such amount from the date so paid by such Issuing Bank until repayment to such Issuing Bank in full at a fluctuating interest rate per annum equal at all times to the Applicable Rate for ABR Loans.

         (b) If any Issuing Bank shall not have been reimbursed in full for any payment made by such Issuing Bank under any Letter of Credit on the date of such payment, such Issuing Bank shall give the Administrative Agent and each Lender prompt notice thereof (an "LC PAYMENT NOTICE") no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by such Issuing Bank. Each Lender severally agrees to purchase a participation in the reimbursement obligation of the Borrower to such Issuing Bank under subsection
(a) above, by paying to the Administrative Agent for the account of such Issuing Bank an amount equal to such Lender's Percentage of such unreimbursed amount paid by such Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 P.M. on the later to occur of (i) the Business Day immediately following the date of such payment by such Issuing Bank and (ii) the Business Day on which such Lender shall have received an LC Payment Notice from such Issuing Bank. Each Lender's obligation to make each such payment to the Administrative Agent for the account of such Issuing Bank shall be several and shall not be affected by the occurrence or continuance of any Unmatured Default or Event of Default or the failure of any other Lender to make any payment under this Section 4.04. Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (c) The failure of any Lender to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above, shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a "NON-PERFORMING LENDER") shall fail to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, such Issuing Bank shall be deemed, for purposes of Section 5.05 and Article IX hereof, to be a Lender hereunder owed a Loan in an amount equal to the outstanding principal amount due and payable by such non-performing Lender to the Administrative Agent for the account of such Issuing Bank pursuant to subsection (b) above.

         (d) Each participation purchased by a Lender under subsection (b) above shall constitute an ABR Loan deemed made by such Lender to the Borrower on the date of such payment by the relevant Issuing Bank under the applicable Letter of Credit issued by such Issuing Bank (irrespective of the Borrower's noncompliance, if any, with the conditions precedent for Loans hereunder); and all such payments by the Lenders in respect of any one such payment by such Issuing Bank shall constitute a single Borrowing hereunder.

         SECTION 4.05. OBLIGATIONS ABSOLUTE. The payment obligations of each Lender under Section 4.04(b) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit and any Loan deemed made under Section 4.04(c) or (d) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

                           (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;

                           (ii) any amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

                           (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;

                           (iv)     any statement or any other document
                  presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) payment in good faith by the relevant Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                           (vi)     any other circumstance or happening
                  whatsoever, whether or not similar to any of the foregoing.

         SECTION 4.06. LIABILITY OF ISSUING BANKS AND THE LENDERS. The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit, and neither the Issuing Bank that has issued such Letter of Credit, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (a) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the Borrower shall have the right to bring suit against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which the Borrower or such Lender proves were caused by such Issuing Bank's willful misconduct or gross negligence, including such Issuing Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept sight drafts and accompanying certificates presented under any Letter of Credit that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by any Issuing Bank's willful misconduct or gross negligence, and the obligation of the Borrower to reimburse the Lenders hereunder shall be absolute and unconditional, notwithstanding the gross negligence or willful misconduct of any Issuing Bank.

                                    ARTICLE V
                           PAYMENTS, COMPUTATIONS AND
                                YIELD PROTECTION

         SECTION 5.01. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the other Loan Documents not later than 1:00 P.M. on the day when due in Dollars to the Administrative Agent at its address referred to in Section 11.02 in same day funds, except payments to be made directly to any Issuing Bank as expressly provided herein; any payment received after 1:00 P.M. shall be deemed to have been received at the start of business on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to which the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. If and to the extent that any distribution of any payment from the Borrower required to be made to any Lender pursuant to the preceding sentence shall not be made in full by the Administrative Agent on the date such payment was received by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest on the unpaid amount of such distribution, at a rate per annum equal to the Federal Funds Effective Rate, from the date of such payment by the Borrower to the Administrative Agent to the date of payment in full by the Administrative Agent to such Lender of such unpaid amount. Upon the Administrative Agent's acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 11.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under any Promissory Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) The Borrower hereby authorizes the Administrative Agent, each Lender and each Issuing Bank, if and to the extent payment owed to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, is not made by the Borrower when due hereunder (or, in the case of a Lender, under any Promissory Note held by such Lender) and such nonpayment constitutes an Event of Default, to charge from time to time against any or all of the Borrower's accounts with the Administrative Agent, such Lender or such Issuing Bank, as the case may be, any amount so due.

         (c) All computations of interest based on the Alternate Base Rate (when the Alternate Base Rate is based on the Base Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and fees hereunder (including computations of interest based on the Eurodollar Rate and the Federal Funds Effective Rate) shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

         (f) Any principal, interest, fees or other amounts payable by the Borrower hereunder or under any of the Promissory Notes that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Default Rate, payable on demand.

         (g) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto.

         SECTION 5.02. INTEREST RATE DETERMINATION. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 3.05(b)(i) or (ii).

         SECTION 5.03. PREPAYMENTS. The Borrower shall have no right to prepay any principal amount of any Loans other than as provided in subsections (a), (b) and (c) below.

         (a) The Borrower may, upon at least three Business Days' notice to the Administrative Agent stating the proposed date and the aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of Loans made as part of the same Borrowing, in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of Eurodollar Rate Loans, and subject to Section 5.04(d), any amount payable to the Lenders pursuant to Section 5.04(b); provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than (A) in the case of Eurodollar Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (B) in the case of ABR Loans, $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

         (b) The Borrower shall, on the date of receipt by the Borrower of any Net Disposition Proceeds, Net Insurance Proceeds or Net Securities Proceeds, pay to the Administrative Agent 100% of all such Net Disposition Proceeds and Net Insurance Proceeds and, if requested by the Majority Lenders (in their sole and absolute discretion), 50% of all such Net Securities Proceeds, in each case to be applied as a mandatory prepayment of the outstanding principal amount of the Loans and, if all of the Loans have been paid in full, to cash collateralize all LC Outstandings (pursuant to a cash collateral agreement in form, scope and substance satisfactory to the Administrative Agent and the Borrower). In connection with any such prepayment, the Borrower shall also pay (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of prepayments of Eurodollar Rate Loans, and subject to Section 5.04(d), any amount payable to the Lenders pursuant to Section 5.04(b). Any prepayments of the Loans required by this subsection (b) shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding Eurodollar Rate Loans. The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this subsection (b), (A) a certificate signed by a Senior Financial Officer setting forth in reasonable detail the calculation of the amount of such prepayment and
(B) to the extent practicable, at least one Business Day's prior written notice of such prepayment.

         (c) On the date of any termination or reduction of the Commitments pursuant to Section 2.03(a), the Borrower shall pay or prepay so much of the principal amount outstanding hereunder as shall be necessary in order that the aggregate principal amount outstanding hereunder (after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof) will not exceed the Commitments following such termination or reduction, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of prepayments of Eurodollar Rate Loans, and subject to Section 5.04(d), any amount payable to the Lenders pursuant to Section 5.04(b). Any prepayments required by this subsection (c) shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding Eurodollar Rate Loans.

         SECTION 5.04. YIELD PROTECTION. (a) Increased Costs. If, due to either
(i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the date hereof, there shall be reasonably incurred any increase in (A) the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or of participating in the issuance, maintenance or funding of any Letter of Credit, or (B) the cost to any Issuing Bank of issuing or maintaining any Letter of Credit, then the Borrower shall from time to time, promptly after demand by such Lender or Issuing Bank, as the case may be (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or Issuing Bank, as the case may be, for such increased cost. A certificate as to the amount of such increased cost and giving a reasonable explanation and calculation thereof shall be submitted to the Borrower and the Administrative Agent by such Lender or such Issuing Bank, as the case may be, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

         (b) Breakage. If, due to any prepayment pursuant to Section 5.03, an acceleration of maturity of the Loans pursuant to Section 9.02, or any other reason, any Lender receives payments of principal of any Eurodollar Rate Loan other than on the last day of the Interest Period relating to such Loan, or if the Borrower shall Convert any Eurodollar Rate Loans on any day other than the last day of the Interest Period therefor, the Borrower shall, promptly after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for additional losses, costs, or expenses (including anticipated lost profits) that such Lender may reasonably incur as a result of such payment or Conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan. For purposes of this subsection (b) and Section 3.04(e), a certificate setting forth the amount of such additional losses, costs, or expenses and giving a reasonable explanation and calculation thereof shall be submitted to the Borrower and the Administrative Agent by such Lender, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

         (c) Capital. If any Lender or Issuing Bank determines that (i) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank, whether directly, or indirectly as a result of commitments of any corporation controlling such Lender or Issuing Bank (but without duplication), and (ii) the amount of such capital is increased by or based upon (A) the existence of such Lender's or Issuing Bank's commitment to lend or issue or participate in any Letter of Credit hereunder, or (B) the participation in or issuance or maintenance of any

Letter of Credit or Loan and (C) other similar such commitments, then, promptly after demand by such Lender or Issuing Bank, the Borrower shall pay to the Administrative Agent for the account of such Lender or Issuing Bank from time to time as specified by such Lender or Issuing Bank additional amounts sufficient to compensate such Lender or Issuing Bank in the light of such circumstances, to the extent that such Lender or Issuing Bank reasonably determines such increase in capital to be allocable to the transactions contemplated hereby. A certificate as to such amounts and giving a reasonable explanation and calculation thereof (to the extent permitted by law) shall be submitted to the Borrower and the Administrative Agent by such Lender or Issuing Bank and shall be conclusive and binding for all purposes, absent manifest error.

         (d) Notices, Etc. Each Lender and Issuing Bank hereby agrees to use all reasonable efforts to notify the Borrower of the occurrence of any event referred to in subsection (a), (b) or (c) of this Section 5.04 promptly after becoming aware of the occurrence thereof. The Borrower shall pay the Administrative Agent, for the account of such Lender or Issuing Bank, as the case may be, the amount shown as due on any certificate delivered pursuant to this Section 5.04 within ten Business Days after its receipt of the same. The failure of any Lender or Issuing Bank to provide such notice or to make demand for payment under said subsection shall not constitute a waiver of such Lender's or Issuing Bank's rights hereunder; provided that, notwithstanding any provision to the contrary contained in this Agreement, the Borrower shall not be required to reimburse any Lender or Issuing Bank for any amounts or costs incurred under subsection (a), (b) or (c) above, more than 90 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower in writing thereof, in each case unless, and to the extent that, any such amounts or costs so incurred shall relate to the retroactive application of any event notified to the Borrower which entitles such Lender or Issuing Bank to such compensation. Each Lender claiming any compensation under this Section 5.04 shall use reasonable efforts to designate a different Applicable Lending Office if such designation would not result in the incurrence by such Lender of additional costs or expenses which it deems material or, in the sole judgment of such Lender, be inadvisable for regulatory, competitive or internal management reasons. If any Lender or Issuing Bank shall subsequently determine that any amount demanded and collected under this Section 5.04 was done so in error, such Lender or Issuing Bank, as the case may be, will promptly return such amount to the Borrower.

         (e) Survival of Obligations. Subject to subsection (d) above, the Borrower's obligations under this Section 5.04 shall survive the repayment of all other amounts owing to the Lenders, the Administrative Agent and the Issuing Banks under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 5.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         SECTION 5.05. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 5.04) in excess of its ratable share of payments obtained by all the Lenders on account of the Loans of such Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participations from the other Lenders in accordance with this Section 5.05, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with
Section 5.01(a).

         SECTION 5.06. TAXES. (a) All payments by the Borrower hereunder and under the other Loan Documents shall be made in accordance with Section 5.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank and each Agent, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, such Issuing Bank or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, any Issuing Bank or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.06) such Lender, such Issuing Bank or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower will indemnify each Lender, each Issuing Bank and each Agent for the full amount of Taxes and Other Taxes (including any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this
Section 5.06) paid by such Lender, such Issuing Bank or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such Issuing Bank or such Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and each Lender, each Issuing Bank and each Agent in question (as the case may be) will, following notice from, and at the expense of, the Borrower, reasonably cooperate with the Borrower to preserve the Borrower's rights to contest such Taxes or Other Taxes.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 11.02, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Each Bank represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or (ii) it has delivered to the Borrower or the Administrative Agent duly completed copies of such form or forms prescribed by the United States Internal Revenue Service indicating that such Bank is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code or any tax treaty to which the United States is a party. Each other Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Administrative Agent, such Lender will deliver to the Borrower and the Administrative Agent (to the extent that it is not prohibited by law from doing so) either (A) a statement that it is organized under the laws of a jurisdiction within the United States or (B) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service, indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code. Each Bank that has delivered, and each other Lender that hereafter delivers, to the Borrower and the Administrative Agent the form or forms referred to in the two preceding sentences further undertakes to deliver to the Borrower and the Administrative Agent, to the extent that it is not prohibited by law from doing so, further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrower pursuant to this subsection (e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate, and such Lender acknowledges and agrees that nothing contained herein shall in any way limit, waive, or otherwise reduce any claim that the Administrative Agent or the Borrower may have against such Lender in the event that any such form shall not be complete and accurate. Notwithstanding anything in this Section 5.06 to the contrary, the Borrower shall not be required to indemnify any Foreign Lender or pay any additional amounts to any Foreign Lender under this Section 5.06 to the extent that the obligation to indemnify such Foreign Lender or pay such additional amounts would not have arisen but for the failure by such Foreign Lender to comply with applicable certification, information or other documentation requirements concerning the nationality, residency, identity or connection with the United States of such Foreign Lender if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such amounts payable under, or for which indemnification is given pursuant to, this Section 5.06; provided, that the Borrower shall be required to indemnify each Foreign

Lender to the extent that (1) any such payment or indemnification is attributable to an enactment, promulgation or any change in or interpretation of any applicable law occurring after the date hereof and (2) such deductions, withholding, payments or liabilities accrue after the date on which such Foreign Lender timely furnishes to the Borrower all forms required to be furnished by this Section 5.06(e) with respect to such enactment, promulgation or any change in or interpretation of any applicable law.

         (f) Any Lender claiming any additional amounts payable pursuant to this Section 5.06 shall use all reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         (g) Without prejudice to the survival of any other agreement of the Borrower expressly provided for hereunder, the agreements and obligations of the Borrower and each Lender contained in this Section 5.06 shall survive the repayment of all other amounts owing to the Lenders, the Administrative Agent and the Issuing Banks under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 5.06 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         SECTION 6.01. CONDITIONS PRECEDENT TO COMMITMENT CLOSING. The Commitments of the Lenders to make, or to participate in, as the case may be, Extensions of Credit under Articles III and IV shall not become effective until the following conditions precedent shall have been fulfilled:

         (a) The Administrative Agent shall have received, on or before the Commitment Closing Date, the following, each dated such day, in form and substance satisfactory to each Lender (except where otherwise specified below) and (except for any Promissory Notes) in sufficient copies for each Lender:

                           (i) This Agreement, duly executed by the Borrower, each Bank and the Agents.

                           (ii) The Fee Letter, duly executed by the Borrower, in form and substance satisfactory to the Administrative Agent.

                           (iii) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing the Borrower to enter into this Agreement and each of the other Loan Documents to which it is, or is to be, a party, and of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to such Loan Documents.

                           (iv) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names, true signatures and incumbency of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents to which it is, or is to be, a party, and the other documents to be delivered hereunder and thereunder.

                           (v) Copies of the Certificate of Incorporation (or comparable charter document) and by-laws of the Borrower, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower.

                           (vi) Certificate of the Secretary of State of the State of Delaware certifying that the Borrower is a corporation in good standing in such State.

                           (vii) The Promissory Notes (if requested by any Lender pursuant to Section 3.01(d)), duly executed by the Borrower.

                           (viii)   Favorable opinions of:

                                    (A)      Thelen Reid & Priest LLP, special
                           New York counsel to the Borrower, in substantially the form of Exhibit C;

                                    (B)      Kirkland & Ellis, special energy
                           regulatory counsel to the Borrower, in substantially the form of Exhibit D; and

                                    (C)      Hughes Hubbard & Reed LLP, counsel
                           to the Administrative Agent, in substantially the form of Exhibit E.

                           (ix) A refinancing plan with respect to the Debt of the Borrower's Subsidiaries (the "REFINANCING PLAN"), in form and substance satisfactory to the Administrative Agent and the Lenders.

                           (x) A schedule of the Borrower's five-year projected cash flows, in form and substance satisfactory to the Administrative Agent and the Lenders.

                           (xi) Certificate of a Senior Financial Officer of the Borrower, certifying that (i) attached thereto is a true, correct and complete copy of the Senior Note Indenture, (ii) the sale of the Senior Notes has been consummated pursuant to the terms of the Senior Note Indenture, (iii) the Senior Note Indenture contains terms and conditions substantially similar to those set forth in the draft dated 2/15/00 of the Offering Circular, (iv) the Senior Notes have been rated at least B+ by S&P and Ba3 by Moody's, and (v) the Applicable Margin for Eurodollar Rate Loans that would have been in effect on the date of issuance of the Senior Notes was not more than 100 basis points less than the excess of (A) the yield to maturity of the Senior Notes over (B) the yield on 10-year U.S. Treasury securities on such date. The statements contained in the foregoing clauses (iii) and (v) shall, in the good faith determination of the Administrative Agent, be true and correct.

                           (xii) Certificate of the Secretary or an Assistant Secretary of the Borrower certifying that attached thereto are true, correct and complete copies of the Orion Power New York Credit Facility and the Orion Power MidWest Credit Facility.

                           (xiii) Such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request.

         (b) The following statements shall be true and the Administrative Agent shall have received a certificate of a Senior Financial Officer of the Borrower, dated the Commitment Closing Date and in sufficient copies for each Lender, stating that:

                           (i) the representations and warranties set forth in Section 7.01 of this Agreement are true and correct on and as of the Commitment Closing Date as though made on and as of such date, and

                           (ii) no event has occurred and is continuing that constitutes an Unmatured Default or an Event of Default.

         (c)      The Borrower shall have paid all fees under or referenced in
Section 2.02 and all expenses referenced in Section 11.04(a), in each case to the extent then due and payable.

         (d) Any Governmental Approvals shall have been obtained and be in full force and effect. Any third party approvals necessary or, in the judgment of the Administrative Agent, advisable in connection with the Loan Documents and the transactions contemplated thereby shall have been obtained and be in full force and effect (including the consent of the "Required Lenders" under the Orion Power New York Credit Facility). All such Governmental Approvals and third party approvals, if any, shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

         (e) Since December 31, 1999, in the judgment of the Administrative Agent, there shall have been no Material Adverse Change.

         SECTION 6.02. CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial Extension of Credit is subject to the fulfillment of the following conditions precedent:

         (a) The conditions set forth in Section 6.01 shall have been fulfilled as of the Commitment Closing Date to the satisfaction of the Administrative Agent and the Lenders, and the conditions set forth in Section 6.01(c), (d) and (e) shall continue to be fulfilled as of the date of the initial Extension of Credit.

         (b) The following statements shall be true and the Administrative Agent shall have received a certificate of a Senior Financial Officer of the Borrower, dated the Financial Closing Date and in sufficient copies for each Lender, stating that:

                  (i)      the representations and warranties set forth in
         Section 7.01 of this Agreement are true and correct on and as of the Financial Closing Date as though made on and as of such date, and

                  (ii) no event has occurred and is continuing that constitutes an Unmatured Default or an Event of Default.

         (c) The following statement shall be true and the Administrative Agent shall have received a certificate of a Senior Financial Officer of the Borrower, dated the Financial Closing Date and in sufficient copies for each Lender, certifying that: the shareholders' equity of the Borrower as of such date, as determined in accordance with GAAP, is at least $725,000,000.

         SECTION 6.03. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The obligation of each Lender or any Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit) shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto:

         (a) The following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit shall constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true):

                           (i) the representations and warranties contained in Section 7.01 of this Agreement are true and correct in all material respects on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date;

                           (ii) no Unmatured Default or Event of Default has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof; and

                           (iii) no Material Subsidiary Event of Default has occurred and is continuing.

         (b) The Administrative Agent shall have received such other approvals, opinions and documents as any Lender or Issuing Bank, through the Administrative Agent, may reasonably request, and such approvals, opinions and documents shall be in form and substance satisfactory to the Administrative Agent.

         SECTION 6.04. DETERMINATIONS UNDER SECTIONS 6.01 AND 6.02. For purposes of determining compliance with the conditions specified in Sections 6.01 and 6.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the Commitment Closing Date (in the case of Section 6.01) or prior to the date of the initial Extension of Credit (in the case of Section 6.02) specifying its objection thereto.

         SECTION 6.05. RELIANCE ON CERTIFICATES. The Lenders, the Issuing Banks and each Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective individuals named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Person identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

         (a) The Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the state of its formation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not have a Material Adverse Effect).

         (b) The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or will be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Borrower's certificate of incorporation or by-laws, (ii) any applicable law,
(iii) any legal or contractual restriction binding on or affecting the Borrower (including the Senior Note Indenture) or (iv) any material legal restriction or material contractual restriction binding on or affecting any Subsidiary of the Borrower (including the Orion Power MidWest Credit Facility and the Orion Power New York Credit Facility); and such execution, delivery and performance do not and will not result in or require the creation of any Lien upon or with respect to any of its properties. Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered by the Borrower.

         (c)      No Governmental Approval is required.

         (d) This Agreement is, and each other Loan Document to which the Borrower will be a party when executed and delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (e) None of the written financial or other information relating to the Borrower or any of its Subsidiaries and provided by the Borrower to any Agent and/or the Lenders (including the Offering Circular) contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made; provided, that no representation or warranty is made with respect to (i) any projections or forward-looking statements provided by the Borrower (except as provided in Section 7.01(j)) and (ii) general financial market information.

         (f) (i) The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1999, and the related audited consolidated statements of income, retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP, independent public accountants, copies of each of which have been furnished to each Lender, fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the consolidated results of operations of the Borrower and its Consolidated Subsidiaries for the Fiscal Year ended on such date, all in accordance with generally accepted accounting principles consistently applied;
(ii) since December 31, 1999, there has been no Material Adverse Change; and
(iii) the Borrower has no material liabilities or obligations except as reflected in the foregoing financial statements, as evidenced by the Loan Documents, the Senior Notes, any Project Contract (as defined in the Orion Power MidWest Credit Facility or the Orion Power New York Credit Facility) to which the Borrower is a party, and any other liability or obligation as may be incurred in accordance with this Agreement, the Senior Notes, the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility and any other agreement or instrument evidencing Permitted Subsidiary Debt or in the ordinary course of the Borrower's business as of the relevant date of determination.

         (g) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries or any of their respective properties before any court, governmental agency or arbitrator, that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document to which the Borrower is or is to be a party.

         (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect. Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan of the Borrower or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan. Since the date of such Schedule B there has been no material adverse change in such funding status and no "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) has occurred with respect thereto which is reasonably expected to result in any liability to the Borrower that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA. The Borrower and its Subsidiaries have no liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106 that could reasonably be expected to have a Material Adverse Effect. Each Plan and any related trust intended to qualify under Internal Revenue Code
Section 401 or 501 are so qualified (except where the failure to so qualify would not have a Material Adverse Effect). There are no pending or, to the Borrower's knowledge, threatened claims, actions or proceedings (other than claims for benefits in the normal course) relating to any Plan other than those that in the aggregate, if adversely determined, would not have a Material Adverse Effect.

         (i) The Borrower and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower or any of its Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

         (j) All financial projections of the Borrower and its Subsidiaries previously furnished by or on behalf of the Borrower to the Administrative Agent and the Banks are based upon assumptions that the Borrower believed were reasonable at the time such projections were delivered and continues to believe are reasonable, and such projections represent the Borrower's good faith estimate of future performance by the Borrower and its Subsidiaries; provided, that each of the Administrative Agent and the Banks acknowledge and agree that such projections may or may not prove to be correct and that no representation or warranty is made as to whether such projections will reflect actual performance.

         (k) Following application of the proceeds of each Extension of Credit, not more than 25 percent of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis will be margin stock (within the meaning of Regulation U issued by the Board).

         (l) The Borrower is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan or any drawing under any Letter of Credit will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

         (m) Neither the Borrower nor any of its Subsidiaries is, or after the making of any Extension of Credit or the application of the proceeds or repayment thereof, or the consummation of any of the other transactions contemplated hereby, will be, an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

         (n) No proceeds of any Extension of Credit or any drawing under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act.

         (o) Neither the Borrower nor any of its Subsidiaries is (i) a "holding company", (ii) a "public-utility company", (iii) a "subsidiary company" of a "holding company", or (iv) an "affiliate" of any of the foregoing, in each case as such terms are defined under PUHCA.

         (p) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all applicable laws (including ERISA and Environmental Laws), all past non-compliance (if any) with Environmental Laws has been resolved without ongoing obligations or costs that could reasonably be expected to have a Material Adverse Effect, and no circumstances exist that could reasonably be expected to (i) form the basis of any Environmental Liability that could reasonably be expected to have a Material Adverse Effect or (ii) cause any properties of the Borrower or any of its Subsidiaries to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

         (q) (i) The fair saleable value of the Borrower's assets will exceed the amount that will be required to be paid on or in respect of the probable liability on its existing debts and other liabilities (including contingent liabilities) as they mature; (ii) the Borrower's assets do not constitute unreasonably small capital to carry out its business as now conducted or as proposed to be conducted; (iii) the Borrower does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations); and (iv) the Borrower does not believe that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The Borrower's cash flow, after taking into account all other anticipated uses of its cash (including the payments on or in respect of debt referred to in clause (iii) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

         (r) Neither the Borrower nor any of its Subsidiaries has experienced or anticipates that it will experience any Year 2000 Issues that could reasonably be expected to have a Material Adverse Effect.

         (s) The Borrower is not in default in the payment of (or in the performance of any obligation applicable to) any Debt, or in violation of any law or governmental regulation or court decree or order in any respect, which, in any such case, could reasonably be expected to have a Material Adverse Effect, and no Material Subsidiary Event of Default has occurred and is continuing.

         (t) The Borrower and each of its Subsidiaries has good and insurable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like), other than Permitted Liens. The Borrower and each of its Subsidiaries has complied in all respects with all obligations under all leases to which it is a party and all such leases are in full force and effect, except, respectively, where a failure to comply or to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases to which it is a party, except for such leases the failure of which to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

         (u) As of the date hereof, the authorized capital stock or the other equity interests in the Borrower and its Subsidiaries, including the holders thereof, is set forth in Schedule II.

                                  ARTICLE VIII
                            COVENANTS OF THE BORROWER

         SECTION 8.01. AFFIRMATIVE COVENANTS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

         (a) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property and all of its other material obligations and liabilities, except, in the case of taxes, to the extent the Borrower or such Subsidiary, as the case may be, is contesting the same in good faith and by appropriate proceedings and has set aside (i) adequate reserves for the payment thereof in accordance with GAAP or (ii) in the case of Orion Power New York, Orion Power MidWest or any other Subsidiary of the Borrower, reserves required under the Orion Power New York Credit Facility, the Orion Power MidWest Credit Facility or any other agreement or instrument evidencing Permitted Subsidiary Debt to which such other Subsidiary is a party, respectively.

         (b) Maintenance of Insurance. Maintain, or cause to be maintained, insurance covering the Borrower and each of its Subsidiaries and their respective properties in effect at all times in such amounts and covering such risks as is usually carried by companies of a similar size, engaged in similar businesses and owning similar properties in the same general geographical area in which the Borrower and each such Subsidiary operates, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations; provided, that any Subsidiary of the Borrower shall be deemed to be in compliance with this subsection (b) if such Subsidiary is in compliance with all insurance covenants and requirements contained in any credit facility to which it is a party (including, in the case of Orion Power MidWest and Orion Power New York, the insurance covenants contained in the Orion Power MidWest Credit Facility and the Orion Power New York Credit Facility, respectively).

         (c) Preservation of Existence, Rights, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate, partnership or otherwise), material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve and maintain any such right or franchise, and no such Subsidiary shall be required to preserve and maintain its corporate existence or its right to conduct business in any such state, unless the failure to do so could reasonably be expected to have a Material Adverse Effect.

         (d) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including Environmental Laws, ERISA, and any such laws, rules, regulations and orders relating to zoning, land use, construction and building restrictions, and employee safety and health matters relating to business operations, the non-compliance with which, in any of such cases or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except when any such law, rule, regulation or order is being contested pursuant to settlement negotiations or other proceedings pursuant to the applicable provisions of the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility or any other credit facility to which any Subsidiary is a party.

         (e) Inspection Rights. At any reasonable time and from time to time upon reasonable notice, permit or arrange for the Administrative Agent, each of the Issuing Banks, each of the Lenders, and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers, directors and accountants, subject to the Borrower's and such Subsidiaries' reasonable rules and procedures regarding operation, safety and confidentiality.

         (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and its Subsidiaries and the assets and business of the Borrower and its Subsidiaries, in accordance with GAAP.

         (g) Maintenance of Properties, Etc. Maintain, and cause each of its Subsidiaries to maintain, good and insurable title to all of its properties which are used or useful in the conduct of its business, and preserve, maintain, develop, and operate in substantial conformity with all laws and material contractual obligations, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (h) Further Assurances. At the expense of the Borrower, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that the Majority Lenders or any Issuing Bank through the Administrative Agent may reasonably request to enable the Lenders, the Issuing Banks and the Administrative Agent to enforce the terms and provisions of this Agreement and to exercise their rights and remedies hereunder or under any other Loan Document. In addition, the Borrower will use all reasonable efforts to duly obtain Governmental

                                                                              58
Approvals required from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Approvals in full force and effect.

         (i) Use of Proceeds. Use all Extensions of Credit only for working capital and other general corporate purposes of the Borrower.

         (j) Refinancing Plan. Use all reasonable efforts to pursue and consummate the Refinancing Plan.

         (k) Maintain Ownership of Subsidiaries. Maintain record and beneficial ownership, directly or indirectly, of all of the Capital Stock of Orion Power MidWest, Orion Power New York and each of its other Material Subsidiaries, subject only to any pledges of equity interests in connection with the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility, and/or any other agreement or instrument evidencing Permitted Subsidiary Debt and the rights of the pledgees under such pledges.

         (l) Annual Reduction of Loans. For at least 10 consecutive days in each Fiscal Year, reduce the outstanding principal amount of all Loans to $0.00 so that no Loans are outstanding at any time during such period.

         (m) Payment of Dividends. Subject to Section 11.14, cause each of its Subsidiaries to distribute to the Borrower the maximum amount of cash dividends available to be distributed by such Subsidiary pursuant to applicable law and any credit facility to which such Subsidiary is a party (taking into account, without duplication, any cash reserves required to be established by such Subsidiary pursuant to applicable law or GAAP), such dividends to be distributed at the earliest possible date pursuant thereto.

         (n) Consolidated Leverage Ratio. Maintain, as of the last day of each Fiscal Quarter ending after the date hereof, for the immediately preceding four-consecutive-Fiscal Quarter period ending on such day, a Consolidated Leverage Ratio of not greater than (i) from the date hereof to and including March 31, 2001, 6.0 to 1.0, (ii) from April 1, 2001 to and including March 31, 2002, 5.5 to 1.0, and (iii) from April 1, 2002 to the Termination Date, 5.0 to 1.0.

         (o) Consolidated Interest Coverage Ratio. Maintain, as of the last day of each Fiscal Quarter ending after the date hereof, for the immediately preceding four-consecutive-Fiscal Quarter period ending on such day, a Consolidated Interest Coverage Ratio of at least 1.75 to 1.0.

         (p) Consolidated Tangible Net Worth. Maintain at all times a Consolidated Tangible Net Worth of at least $700,000,000.

         (q) Borrower Debt Service Coverage Ratio. Maintain, as of the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ending March 31,
2001), for the immediately preceding four-Fiscal Quarter period ending on such day, a Borrower Debt Service Coverage Ratio of at least 1.40 to 1.0.

         (r) Net Disposition Proceeds. Cause each of its Subsidiaries to distribute to the Borrower, on the first date that such Subsidiary is permitted to do so pursuant to (i) any credit facility to which it is a party and (ii) applicable law, the maximum amount of Net Disposition Proceeds permitted to be distributed by such Subsidiary pursuant to such credit facility and applicable law (less any portion of such Net Disposition Proceeds that are utilized by such Subsidiary for cash reserves required to be established by such Subsidiary pursuant to applicable law or
GAAP).

         SECTION 8.02. NEGATIVE COVENANTS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower shall not, without the written consent of the Majority
Lenders:

         (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended to confer or having the effect of conferring upon a creditor a preferential interest (any of the foregoing being referred to herein as a "LIEN"), upon or with respect to any of its properties of any character (including capital stock of any of the Borrower's Subsidiaries, and accounts), whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction a financing statement which names the Borrower or any such Subsidiary as debtor, sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, accounts, excluding, however, from the operation of the foregoing restrictions any Liens created under the Loan Documents and the following (collectively, "PERMITTED LIENS"):

                  (i) Liens for taxes, assessments or governmental charges or levies to the extent not delinquent or that are diligently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary (as the case may be) has set aside adequate reserves in accordance with GAAP;

                  (ii) cash pledges or deposits to secure (A) obligations under workmen's compensation laws or similar legislation, or (B) public or statutory obligations of the Borrower or any of its Subsidiaries;

                  (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, and repairmen's, warehousemen's and carriers' Liens, Liens or privileges of any employees for salary or wages earned, and other similar Liens arising in the ordinary course of business securing obligations that are not delinquent or that have been fully bonded or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP;

                  (iv) Liens in respect of judgments or awards with respect to which the Borrower or any of its Subsidiaries shall (A) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Borrower or such Subsidiary (as the case may be) shall have secured a stay of execution pending such appeal or other proceeding and for which the Borrower or such Subsidiary (as the case may be) has set aside adequate reserves in accordance with GAAP, or (B) have the right to prosecute an appeal or other proceeding for review and for which the Borrower or such Subsidiary (as the case may be) has set aside adequate reserves in accordance with GAAP;

                  (v) (A) purchase money Liens or purchase money security interests upon or in property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens or security interests (whether or not such financing is provided by the seller of such property), or Liens or security interests existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien or security interest shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien or security interest being extended, renewed or replaced; and (B) any Liens created by leases of personal or real property, conditional sale or other title retention agreements or arrangements, or similar financing arrangements, provided that no such Lien created by any such lease, agreement or arrangement shall extend to or cover any property other than the property subject to such lease, agreement or arrangement, respectively; and provided, further, that (1) the aggregate principal amount of obligations of the Borrower at any one time outstanding secured by Liens permitted by this clause (v) shall not exceed $5,000,000, and the aggregate principal amount of obligations of any Subsidiary of the Borrower at any one time outstanding secured by Liens permitted by this clause (v) shall not exceed the aggregate principal amount of purchase money Debt permitted to be incurred by such Subsidiary pursuant to (x) in the case of Orion Power New York, the Orion Power New York Credit Facility (as in effect on the date hereof), (y) in the case of Orion Power MidWest, the Orion Power MidWest Credit Facility (as in effect on the date hereof) and (z) in the case of any other Subsidiary of the Borrower, the agreement or instrument evidencing Permitted Subsidiary Debt to which such Subsidiary is a party (as in effect on the date of such agreement or instrument), and (2) for the avoidance of doubt, this clause (v) shall not be deemed to apply to Debt described in Section 8.02(c)(iv).

                  (vi) Liens upon the assets and/or Capital Stock of any Subsidiary of the Borrower securing Debt permitted under Section 8.02(c), and other Liens upon the assets of any such Subsidiary permitted from time to time pursuant to the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility or any other credit facility to which such Subsidiary is a party (provided, that such other credit facility constitutes Debt permitted under Section 8.02(c)); and

                  (vii) zoning restrictions, easements, licenses, covenants, reservations, utility company rights, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Borrower and its Subsidiaries, taken as a whole, or materially impair the operation of their business, taken as a whole.

         (b) Debt of the Borrower. Create, incur, assume or suffer to exist any Debt other than:

                  (i)      Debt hereunder and under the other Loan Documents;

                  (ii) Debt arising by reason of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (iii)    the Senior Notes;

                  (iv) Support Obligations in existence on the date hereof and set forth on Schedule III;

                  (v) Support Obligations entered into by the Borrower after the date hereof in the ordinary course of business in connection with (A) the ownership, operation (including, without limitation, sales and marketing of energy products), development, expansion and/or maintenance of Portfolio Assets (as such term is defined in the Orion Power MidWest Credit Facility and the Orion Power New York Credit Facility) or (B) subject to Section 8.02(e), the acquisition, ownership, operation and/or maintenance of other power generating facilities and related assets owned by any Subsidiary of the Borrower;

                  (vi) Investment Commitments of the Borrower permitted under Section 8.02(e);

                  (vii) Debt secured by any Lien permitted under Section 8.02(a)(v) in an aggregate principal amount at any one time outstanding not to exceed $5,000,000; and

                  (viii) other unsecured Debt in an aggregate principal amount at any one time outstanding not to exceed $5,000,000; provided, that
         (A) the Debt of the Borrower hereunder and under the other Loan Documents shall, at all times, rank pari passu or senior, in right of payment and security (including the benefit of any guarantees), with such other Debt and (B) none of the covenants, events of default, representations and warranties, or other terms and conditions contained in the agreements and/or instruments evidencing such other Debt shall be more restrictive to the Borrower than the covenants, events of default, representations and warranties, and other terms and conditions contained herein.

         (c) Subsidiary Debt. Permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt other than:

                  (i) in the case of Orion Power New York, Debt under the Orion Power New York Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $803,000,000;

                  (ii) in the case of Orion Power MidWest, Debt under the Orion Power MidWest Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $1,320,000,000;

                  (iii) Debt to be used solely to finance Capitalized Lease Obligations, the acquisition or development of real property, plant or equipment (or the acquisition of the Capital Stock of a Person that owns such real property, plant or equipment), and other Capital Expenditures, in an aggregate principal amount at any one time outstanding not to exceed 7.50% of the Borrower's Consolidated Tangible Assets;

                  (iv) additional Debt to be used solely to finance the acquisition, construction, development, expansion, improvement or re-powering of power generating assets (including the acquisition of any Person that owns such assets) (any such acquisition, construction, expansion, improvement or re-powering being referred to herein as a "PERMITTED SUBSIDIARY INVESTMENT"), provided, that (A) after giving effect to such additional Debt and the application of the proceeds thereof and such Permitted Subsidiary Investment, the Borrower will be in compliance, on a pro forma basis through the Termination Date, with the financial covenants set forth in Section 8.01(n), (o), (p) and (q), and (B) the Borrower provides a reasonably detailed schedule to the Administrative Agent (x) in the case of any such Debt that constitutes an Investment Commitment (including any Investment Commitment in respect of a Permitted Subsidiary Investment), within 15 days after the date of such Investment Commitment, or (y) in the case of any other such Debt (including any indebtedness for borrowed money), prior to such Permitted Subsidiary Investment, in each case demonstrating such compliance (which schedule shall be prepared in good faith based on reasonable assumptions);

                  (v) Debt of any Subsidiary of the Borrower representing a refinancing, replacement or refunding of any Debt incurred by such Subsidiary pursuant to clause (iv) above; provided that the aggregate principal amount of such Debt outstanding or available will not be increased at the time of such refinancing, replacement or refunding to an amount in excess of 110% of the original principal amount of such Debt (including both amounts outstanding and available) being refinanced, replaced or refunded;

                  (vi) Debt of any Subsidiary of the Borrower representing a refinancing, replacement or refunding in a single transaction of the Debt permitted by clauses (i), (ii) and/or (iv) above; provided that the aggregate principal amount of such Debt outstanding or available will not be increased at the time of such refinancing, replacement or refunding to an amount in excess of 110% of the original principal amount of such Debt (including both amounts outstanding and available) being refinanced, replaced or refunded (which original principal amount, in the case of clause (i) above, is $730,000,000 and, in the case of clause (ii) above, is $1,200,000,000); and

                  (vii) any other Debt permitted to be incurred by such Subsidiary pursuant to (A) in the case of Orion Power New York, the Orion Power New York Credit Facility (as in effect on the date hereof),
         (B) in the case of Orion Power MidWest, the Orion Power MidWest Credit Facility (as in effect on the date hereof), and (C) in the case of any other

         Subsidiary of the Borrower, the agreement or instrument evidencing any Permitted Subsidiary Debt to which it is a party (as in effect on the date of such agreement or instrument);

provided, however, that in connection with (1) any refinancing, refunding or replacement of the Orion Power MidWest Credit Facility and/or the Orion Power New York Credit Facility and (2) the incurrence of any Debt referred to in clause (iii), (iv), (v) or (vi) above (the Debt described in the foregoing clauses (1) and (2) being referred to herein as "PERMITTED SUBSIDIARY DEBT"), the Borrower shall certify to the Administrative Agent and the Lenders on or prior to (or, with respect to any Investment Commitment permitted under clause
(iv) above, within 15 days after) the date thereof that (A) the financial maintenance covenants and the covenants restricting the payment of dividends and other distributions to the Borrower or any of its Subsidiaries contained in the documents evidencing such Permitted Subsidiary Debt are not more restrictive in any material respect to the borrower thereunder than the corresponding covenants contained in the Orion Power MidWest Credit Facility (as in effect on the date hereof) and the Orion Power New York Credit Facility (as in effect on the date hereof) are to Orion Power MidWest and Orion Power New York, respectively (except to the extent that any such covenants restricting the payment of dividends and other distributions are more restrictive solely as the result of any amendments to such covenants permitted by the proviso contained in Section 8.02(g)), and (B) any encumbrances or restrictions on the ability of any Subsidiary of the Borrower to (w) pay dividends or make any other Distributions to the Borrower or any of its Subsidiaries, (x) pay any indebtedness owed to the Borrower or any of its Subsidiaries, (y) make loans or advances to the Borrower or any of its Subsidiaries, or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, in each case contained in the documents evidencing such Permitted Subsidiary Debt, are permitted pursuant to Section
4.08 of the Senior Note Indenture (as in effect on the date hereof).

         (d) Investments in Other Persons. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire any Capital Stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person, other than (i) Permitted Subsidiary Investments, (ii) Permitted Investments, (iii) in the case of Orion Power MidWest, Orion Power New York and any other Subsidiary of the Borrower, any such loans, advances, purchases, capital contributions and other investments expressly permitted under, or not otherwise prohibited by, the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility, or any other agreement or instrument evidencing Permitted Subsidiary Debt to which such other Subsidiary is a party, respectively, (iv) loans, advances and capital contributions by the Borrower to any of its Subsidiaries funded solely with the proceeds of (A) Net Securities Proceeds (but only to the extent that such Net Securities Proceeds are not required to be applied as a mandatory prepayment of the Loans pursuant to Section 5.03(b)) and/or (B) capital contributions received by the Borrower from any of its shareholders, and (v) other loans, advances and capital contributions by the Borrower to any of its Subsidiaries, provided, however, that the Borrower may make any such loans, advances and capital contributions to any of its Subsidiaries pursuant to this clause (v) only if (A) on the date of such loan, advance or capital contribution (as the case may be), no Unmatured Default or Event of Default has occurred or is continuing (other than any Unmatured Default or Event of Default that the Borrower reasonably believes would be cured by, among other actions, making such loans, advances or capital contributions (as the case may be) to such Subsidiary and by application of the proceeds thereof by such Subsidiary) or would result from such loan, advance or capital contribution (as the case may be) or the application of the proceeds thereof, (B) on the date of such loan, advance or capital contribution (as the case may be), such Subsidiary is not permitted to borrow funds under any revolving credit or working capital facility to which it is a party (whether because a default exists thereunder, no borrowing capacity exists thereunder, or otherwise), and (C) the Borrower (1) certifies to the Administrative Agent on or prior to the date of such loan, advance or capital contribution (as the case may be) that, after giving effect thereto and the application of the proceeds thereof, the Borrower will be in compliance, on a pro forma basis through the Termination Date, with the financial covenants set forth in Section 8.01(n), (o), (p) and (q), and (2) provides a reasonably detailed schedule to the Administrative Agent on or prior to the date of such loan, advance or capital contribution (as the case may be) supporting such certification (which schedule shall be prepared in good faith based on reasonable assumptions).

         (e) Investment Commitments. Make, or permit any of its Subsidiaries to make, any Investment Commitments, other than Investment Commitments in respect of any Permitted Subsidiary Investment, provided, that
(i) the Borrower certifies to the Administrative Agent within 15 days after the date of such Investment Commitment that, after giving effect to such Permitted Subsidiary Investment and any Debt to be incurred by any Subsidiaries of the Borrower in connection therewith and the application of the proceeds thereof, the Borrower will be in compliance, on a pro forma basis through the Termination Date, with the financial covenants set forth in Section 8.01(n), (o), (p) and
(q), and (ii) the Borrower provides a reasonably detailed schedule to the Administrative Agent within 15 days after the date of such Investment Commitment supporting such certification (which schedule shall be prepared in good faith based on reasonable assumptions).

         (f) Restricted Payments. Declare or pay, directly or indirectly, any dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any share of any class of Capital Stock of the Borrower (other than stock splits and dividends payable solely in nonconvertible equity securities of the Borrower), or purchase, redeem, retire, or otherwise acquire for value any shares of any class of Capital Stock of the Borrower or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, or make any distribution of assets to any of its shareholders (any such dividend, payment, distribution, purchase, redemption, retirement or acquisition being hereinafter referred to as a "RESTRICTED PAYMENT"), in each case unless (i) no Unmatured Default or Event of Default has occurred and is continuing or would occur as a result of such Restricted Payment and (ii) the restrictions on Distributions contained in the Orion Power New York Credit Facility and the Orion Power MidWest Credit Facility have been irrevocably terminated (so that no such restrictions exist thereunder).

         (g) Negative Pledges, Restrictive Agreements, Etc. Enter into, or permit any of its Subsidiaries to enter into, any agreement prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, (ii) the ability of the Borrower to amend, supplement or otherwise modify this Agreement or any other Loan Document, or (iii) the ability of any Subsidiary of the Borrower to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower, in each case other than (A) this Agreement and the other Loan Documents, (B) the Senior Note Indenture, and
(C) the Orion Power MidWest Credit Facility (as in effect on the date hereof), the Orion Power New York Credit Facility (as in effect on the date hereof) and any other agreement or instrument evidencing Permitted Subsidiary Debt (as in effect on the date of such agreement or instrument); provided, however, that the Borrower shall not permit any of its Subsidiaries to amend or otherwise modify, directly or indirectly, the restrictions on the payment of dividends and other distributions to the Borrower contained in the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility or any other agreement or instrument evidencing Permitted Subsidiary Debt, in any manner that would further limit the ability of Orion Power MidWest, Orion Power New York or any other Subsidiary of the Borrower to pay dividends or make other distributions to the Borrower (except, with respect to Orion Power MidWest, Orion Power New York, or any other such Subsidiary of the Borrower, upon the occurrence and during the continuance of a payment default or a financial maintenance covenant default under the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility, or the credit facility to which such other Subsidiary is a party, respectively).

         (h) Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (other than leases that constitute
Debt) having an original term of one year or more which would cause the aggregate scheduled liabilities of the Borrower in respect of all such obligations payable in any period of 12 consecutive calendar months to exceed $5,000,000.

         (i) Sale/Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any arrangement with any Person whereby in a substantially contemporaneous transaction the Borrower or any of its Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset, except in connection with (i) any refinancing permitted under Section 8.02(c)(vi) or (ii) any financing of a Permitted Subsidiary Investment permitted under Section 8.02(c)(iv).

         (j) Management Fees. Pay, or permit any of its Subsidiaries to pay, management, advisory, consulting or other similar fees, other than (i) fees payable to the Lenders or any of their Affiliates, (ii) fees payable to non-Affiliate consultants engaged on an arm's-length basis as approved by the Board of Directors of the Borrower or such Subsidiary, as the case may be, and
(iii) pursuant to agreements in effect on the date hereof (or similar agreements entered into after the date hereof, whether in respect of existing power generating facilities of any such Subsidiary or power generating facilities acquired by the Borrower or any such Subsidiary after the date hereof) that relate to (A) the operations and maintenance of the assets of the Borrower and/or its Subsidiaries, (B) power marketing activities of the Borrower and/or its Subsidiaries, or (C) the management of fuel supply, transportation or procurement of the Borrower and/or its Subsidiaries.

         (k) Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) (unless such deficiency exists with respect to a Multiple Employer Plan or Multiemployer Plan and the Borrower has no control over the reduction or elimination of such deficiency) that may result in any material liability to, or any Lien against the properties of, the Borrower, (ii) terminate, or permit any ERISA Affiliate of the Borrower to terminate, any Material Plan of the Borrower or such ERISA Affiliate so as to result in any material (in the reasonable opinion of the Majority Lenders) liability of the Borrower to the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which could reasonably be expected to present a material risk of such a termination by the PBGC of any Plan of the Borrower or such ERISA Affiliate and such a material liability to the Borrower.

         (l) Transactions with Affiliates. Except in connection with the operations and maintenance of the assets of the Borrower and/or its Subsidiaries or in connection with power marketing activities of the Borrower and/or its Subsidiaries, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its Affiliates, or permit any of its Subsidiaries to do any of the foregoing, in each case unless such arrangement or contract (i) is otherwise permitted by this Agreement, the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility, or any other agreement or instrument evidencing Permitted Subsidiary Debt, (ii) is in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (iii) is on terms no less favorable to the Borrower or such Subsidiary than if such arrangement or contract had been negotiated in good faith on an arm's-length basis with a Person that is not one of its Affiliates.

         (m) Mergers, Etc. (i) Merge with or into or consolidate with or into any other Person, or (ii) permit any of its Subsidiaries to merge with or into or consolidate with or into any other Person, except that any such Subsidiary may merge with or into any other Person, provided that immediately after giving effect thereto, (A) the surviving corporation is a Subsidiary of the Borrower, (B) no event shall occur and be continuing which constitutes an Unmatured Default or an Event of Default and (C) the Borrower or any of its Subsidiaries shall not be liable with respect to any Debt which it could not become liable with respect to under this Agreement or any other Loan Document on the date of such transaction.

         (n) Sales, Etc., of Assets. Sell, lease, transfer, assign or otherwise dispose of all or substantially all of its assets, or permit any of its Subsidiaries to sell, lease, transfer, assign or otherwise dispose of all or substantially all of its assets, except (i) sales, leases, transfers and assignments from one Subsidiary of the Borrower to another such Subsidiary, provided in each case that no Unmatured Default or Event of Default shall have occurred and be continuing after giving effect thereto and (ii) sales, leases, transfers and assignments by any Subsidiary of the Borrower expressly permitted under, or not otherwise prohibited by, the terms of the Orion Power MidWest Credit Facility, the Orion Power New York Credit Facility, or any other agreement or instrument evidencing Permitted Subsidiary Debt.

         (o) Change in Nature of Business. Make, or permit any of its Subsidiaries in existence on the date hereof to make, any material change in the nature of its business as carried on at the date hereof.

         (p) Capital Expenditures. Make or commit to make, or permit any of its Subsidiaries to make or commit to make, any Capital Expenditures, except (i) Capital Expenditures of any Subsidiary of the Borrower financed or to be financed with Debt permitted by Section 8.02(c)(iii) and (ii) other Capital Expenditures of any Subsidiary of the Borrower permitted under, or not otherwise prohibited by, any credit facility to which such Subsidiary is a party (provided, that such credit facility constitutes Debt permitted under Section 8.02(c)).

         (q) Prepayments and Redemption of Debt. Purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any of its Debt (other than Debt hereunder and under the other Loan Documents), or permit any of its Subsidiaries to do any of the foregoing with respect to any Debt of such Subsidiary, except that (i) each of the Borrower and its Subsidiaries may make payments on the regularly-scheduled payment dates with respect to the principal of and interest on its Debt, (ii) Debt under the Orion Power MidWest Credit Facility and the Orion Power New York Credit Facility may be refinanced to the extent permitted under Section 8.02(c)(i), (ii) and (vi), (iii) any Subsidiary of the Borrower may make any such payment or prepayment to the extent required in order to avoid any imminent default or event of default, or to cure any default or event of default, in each case under any agreement or instrument evidencing Permitted Subsidiary Debt to which such Subsidiary is a party, (iv) any Subsidiary of the Borrower may make any such payment or prepayment of revolving credit loans under any revolving credit facility to which such Subsidiary is a party (including the revolving credit facilities under the Orion Power New York Credit Facility and the Orion Power MidWest Credit Facility), and
(v) any Subsidiary of the Borrower may make any such payment or prepayment to the extent that such payment or prepayment is funded solely with the proceeds of
(A) any loan, advance or capital contribution received by such Subsidiary from the Borrower pursuant to Section 8.02(d)(iv) or 8.02(d)(v) or (B) any initial public offering or sale of equity securities of such Subsidiary to any other Person (other than the Borrower or any of its Affiliates).

         SECTION 8.03. REPORTING OBLIGATIONS. So long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower will, unless the Majority Lenders shall otherwise consent in writing, furnish to the Administrative Agent in sufficient number of copies for each Lender, the following:

         (a) as soon as possible and in any event within five Business Days after the Borrower obtains actual knowledge of the occurrence of each Unmatured Default or Event of Default continuing on the date of such statement, a statement of a Senior Financial Officer of the Borrower setting forth details of such Unmatured Default or Event of Default and the action that the Borrower proposes to take with respect thereto;

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and statements (presented on both a consolidated and consolidating basis) of consolidated income, consolidated retained earnings and consolidated cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and (ii) a balance sheet of the Borrower (on a stand-alone basis) as at the end of such Fiscal Quarter and statements of income, retained earnings and cash flows of the Borrower (on a stand-alone basis) for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Senior Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (A) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining, as of the end of such Fiscal Quarter, compliance with the financial covenants contained in Sections 8.01(n), (o), (p) and (q), (B) a list of all Support Obligations of the Borrower then in effect, and (C) a certificate of the Borrower signed one of its Senior Financial Officers stating that no Unmatured Default or Event of Default has occurred and is continuing or, if an Unmatured Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

         (c) as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and statements (presented on both a consolidated and consolidating basis) of consolidated income, consolidated retained earnings and consolidated cash flows of the Borrower and its Subsidiaries for such Fiscal Year, and (ii) a balance sheet of the Borrower (on a stand-alone basis) as at the end of such Fiscal Year and statements of income, retained earnings and cash flows of the Borrower (on a stand-alone basis) for such Fiscal Year, in each case accompanied by the audit report of a nationally-recognized independent public accounting firm, together with (A) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining, as of the end of such Fiscal Year, compliance with the financial covenants contained in Sections 8.01(n),
(o), (p) and (q), (B) a list of all Support Obligations of the Borrower then in effect, and (C) a certificate of the Borrower signed by one of its Senior Financial Officers stating that no Unmatured Default or Event of Default has occurred and is continuing or, if an Unmatured Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

         (d) promptly after obtaining actual knowledge and in any event (A) within 30 days after obtaining actual knowledge of any ERISA Event described in clause (i) of the definition of ERISA Event with respect to any Material Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred and (B) within ten days after any other ERISA Event with respect to any Material Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred, a statement of a Senior Financial Officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

         (e) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Material Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

         (f) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Material Plan (if any) to which the Borrower or any ERISA Affiliate of the Borrower is a contributing employer;

         (g) promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $5,000,000 pursuant to Section 4202 of ERISA in respect of which the Borrower or such ERISA Affiliate is reasonably expected to be liable;

         (h) promptly after the Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (A) of the type described in Section 7.01(g) or (B) for which the Agents, the Issuing Banks and the Lenders will be entitled to indemnity under Section 11.04(b);

         (i) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its public security holders (if any), copies of all regular, periodic and special reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, pursuant to the Exchange Act, and copies of all final prospectuses with respect to any securities issued or to be issued by the Borrower or any of its Subsidiaries;

         (j) promptly after the Borrower becomes aware of the occurrence thereof, notice of any Year 2000 Issue that could reasonably be expected to have a Material Adverse Effect; and

         (k) within a reasonable time (but in no event more than 30 days) after any request therefor, such other information respecting the business, properties, results of operations, prospects, revenues, condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries (including annual financial projections and pro forma financial statements) as the Administrative Agent, any Issuing Bank or the Majority Lenders may from time to time reasonably request.

                                   ARTICLE IX
                                    DEFAULTS

         SECTION 9.01. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing, the Administrative Agent and the Lenders shall be entitled to exercise the remedies set forth in Section 9.02:

         (a) The Borrower shall fail to pay (i) any principal of any Loan when due or (ii) any interest thereon, fees or other amounts (other than any principal of any Loan) payable hereunder or under any other Loan Document within three Business Days after the same shall have become due; or

         (b) Any representation or warranty made or deemed made by or on behalf of the Borrower in any Loan Document or certificate or other writing delivered pursuant thereto shall prove to have been incorrect or misleading in any material respect when made or deemed made; provided, however, that no Event of Default shall occur pursuant hereto if, within thirty (30) days after the date on which a Responsible Officer of the Borrower receives notice or has or, through the exercise of reasonable diligence under the circumstances, should have had knowledge (from any source) of such incorrect or misleading representation or warranty (other than any such representation or warranty (i) that a Responsible Officer of the Borrower knew (or, through the exercise of reasonable diligence under the circumstances, should have known) was incorrect or misleading in any material respect at the time made or deemed made and (ii) any representation or warranty made or deemed made on the Commitment Closing Date or the Financial Closing Date), the Borrower eliminates or otherwise addresses to the satisfaction of the Majority Lenders such incorrect or misleading representation or warranty; and provided further, however, that notwithstanding Section 9.02, with respect to any Event of Default under this subsection (b) arising from an incorrect or misleading representation or warranty related to a Subsidiary of the Borrower (a "SUBSIDIARY REPRESENTATION EVENT OF DEFAULT"), the Lenders shall not be permitted to accelerate the obligations of the Borrower hereunder and under the other Loan Documents based solely on such Subsidiary Representation Event of Default (or based solely on such Subsidiary Representation Event of Default and a contemporaneous Subsidiary Covenant Event of Default) for a period of 180 days after the occurrence thereof (it being understood and agreed that the Majority Lenders may accelerate the Borrower's obligations hereunder and under the other Loan Documents at any time after such 180-day period following the occurrence of any Subsidiary Representation Event of Default (if such Subsidiary Representation Event of Default is then continuing), whether or not a Subsidiary Covenant Event of Default or another Subsidiary Representation Event of Default has occurred and is continuing at such time); or

         (c) The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 8.01(n),
Section 8.01(o), Section 8.01(p) or Section 8.01(q) for two consecutive Fiscal Quarters, and the Administrative Agent shall have given notice to the Borrower not less than 30 days after the Administrative Agent's receipt of the Borrower's financial statements (delivered pursuant to Section 8.03(b) or (c), as applicable) for such second Fiscal Quarter that such failure constitutes an Event of Default; or

         (d) The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed related to the Borrower itself (and not any of its Subsidiaries) contained in any Loan Document (other than Sections 8.01(n), 8.01(o), 8.01(p) and 8.01(q) hereof) and any such failure shall remain unremedied for a period of 90 days after the occurrence thereof; provided, however, that if such default described in this subsection (d) is of a nature such that it cannot reasonably be remedied within such 90-day period, but is susceptible to cure within a longer period (not to exceed an additional 90 days), an Event of Default shall not result therefrom so long as (x) the Borrower has complied with Section 8.03(a) (except where the failure to comply therewith, in the judgment of the Majority Lenders, has not disadvantaged, and could not reasonably be expected to disadvantage, the Lenders in any material respect), (y) the Borrower as promptly as practicable during such original 90-day period commences action reasonably designed to cure such default and continues diligently to pursue such action until cured (but in no event longer than an additional 90 days), and (z) in the judgment of the Majority Lenders, neither such default, the continuance thereof, nor the action of the Borrower in pursuing such remedy has had or could reasonably be expected to have a Material Adverse Effect; or

         (e) The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed related to any of its Subsidiaries contained in any Loan Document (other than Sections 8.01(n), 8.01(o), 8.01(p) and 8.01(q) hereof) and, if capable of being cured, such failure shall remain unremedied for (i) a period of time equal to the applicable cure or grace period (if any) set forth for corresponding terms or covenants (as the case may be) applicable to such Subsidiary contained in (A) with respect to Orion Power New York, the Orion Power New York Credit Facility, (B) with respect to Orion Power MidWest, the Orion Power MidWest Credit Facility, or (C) with respect to any other Subsidiary of the Borrower, the agreement or instrument evidencing Permitted Subsidiary Debt to which such Subsidiary is a party, or
(ii) if there are no such corresponding terms or covenants, 30 days after the earlier of (A) the Borrower's obtaining actual knowledge thereof or (B) written notice thereof shall have been given to the Borrower by any Lender or the Administrative Agent (any Event of Default under this subsection (e) being referred to herein as a "SUBSIDIARY COVENANT EVENT OF DEFAULT"); provided, however, that notwithstanding Section 9.02, the Lenders shall not be permitted to accelerate the obligations of the Borrower hereunder and under the other Loan Documents based solely on any such Subsidiary Covenant Event of Default (or based solely on such Subsidiary Covenant Event of Default and a contemporaneous Subsidiary Representation Event of Default) for a period of 90 days after the occurrence thereof (it being understood and agreed that the Majority Lenders may accelerate the Borrower's obligations hereunder and under the other Loan Documents at any time after such 90-day period following the occurrence of any such Subsidiary Covenant Event of Default (if such Subsidiary Covenant Event of Default is then continuing), whether or not a Subsidiary Representation Event of Default or another Subsidiary Covenant Event of Default has occurred and is continuing at such time); or

         (f) (i) The Borrower shall fail to pay any of its Debt (including any interest or premium thereon but excluding Debt incurred under this Agreement) aggregating $25,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or (ii) any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is (A) to accelerate, or (B) to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or a refinancing thereof) in whole or in part prior to the stated maturity thereof, as a result of a default or similar adverse event under any such agreement or instrument; provided, however, that notwithstanding Section 9.02, the Lenders shall not be permitted to accelerate the obligations of the Borrower hereunder and under the other Loan Documents based solely on any Event of Default under clause (i) or clause (ii)(B) of this subsection (f) until the earlier to occur of (1) the acceleration of the maturity of such Debt or (2) the end of the 180-day period following the occurrence of such Event of Default; or

         (g) (i) Any Subsidiary of the Borrower shall fail to pay any of its Debt (including any interest or premium thereon) aggregating $25,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt, or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if in any case the effect of such failure to pay or such other default or event is to accelerate the maturity of such Debt or to cause the holder of such Debt to take steps to accelerate such Debt; or (ii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or a refinancing thereof) in whole or in part prior to the stated maturity thereof as a result of a default or similar adverse event under any such agreement or instrument; or

         (h) The Borrower or any of its Subsidiaries shall commence a voluntary case or proceeding concerning itself under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors; or such an involuntary case or proceeding is commenced against the Borrower or any of its Subsidiaries and the petition is not dismissed within 60 days after commencement of the case; or a custodian, receiver, trustee, conservator or other similar official is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or any of its Subsidiaries and such official is not dismissed or removed within 60 days after such appointment; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is undischarged and unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged and unstayed for a period of 60 days; the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or the Borrower or any of its Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; the Borrower or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

         (i) Any judgment or order for the payment of money equal to or in excess of (i) $10,000,000 shall be rendered against the Borrower or its properties, or (ii) $25,000,000 shall be rendered against any Subsidiary of the Borrower or its properties, and in each case there shall be any period of 30 consecutive days during which (A) such judgment shall remain undischarged or (B) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (j) Any material provision of any of the Loan Documents, after delivery thereof pursuant to Article VI, shall for any reason, except to the extent permitted by the express terms hereof or thereof, cease to be valid and binding on or enforceable against the Borrower or the Borrower shall so assert in writing; or

         (k) At any time any Issuing Bank shall have been served with or otherwise subjected to a court order, injunction, or other process or decree issued or granted at the instance of the Borrower restraining or seeking to restrain such Issuing Bank from paying any amount under any Letter of Credit issued by it and either (i) there has been a drawing under such Letter of Credit that complies with the terms for drawing thereunder and which such Issuing Bank would otherwise be obligated to pay or (ii) the stated expiration date or any reduction of the stated amount of such Letter of Credit has occurred but the right of the beneficiary to draw thereunder has been extended in connection with the pendency of the related court action or proceeding; or

         (l) Any Governmental Approval shall be rescinded, revoked, otherwise terminated, or amended or modified in any manner which is materially adverse to the interests of the Lenders, the Issuing Banks and the Administrative Agent; or

         (m) The Borrower or any of its ERISA Affiliates shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Material Plan, other than a Multiemployer Plan, shall be filed under Title IV of ERISA by the Borrower or any of its ERISA Affiliates, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan, other than a Multiemployer Plan, or a proceeding shall be instituted by a fiduciary of any Material Plan which is a Multiemployer Plan against the Borrower or any of its ERISA Affiliates to enforce an obligation of the Borrower or any of its ERISA Affiliates exceeding $10,000,000 under Section 4201 of ERISA in connection with a withdrawal or alleged withdrawal from such Multiemployer Plan or to take any action under Section 4219(c)(5) of ERISA and any such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or any other ERISA Event shall occur that could reasonably be expected to have a Material Adverse Effect; or

         (n)      A Change of Control shall occur; or

         (o) (i) The failure of the Borrower to own, directly or indirectly, 100% of the outstanding Capital Stock of the Orion Power New York Partners, the Orion Power MidWest Partners, Orion Power New York, Orion Power MidWest and all of the Subsidiaries of Orion Power New York, or (ii) (A) at any time prior to an initial registered public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of common stock of the Borrower to the public (a "BORROWER IPO"), (1) the failure of CEI, or any direct or indirect parent of CEI, to own, directly or indirectly, an amount of the outstanding Capital Stock of the Borrower entitled to 20% or more of the Total Voting Power of the Borrower, (2) the failure of the Goldman Entities to own, directly or indirectly, an amount of the outstanding Capital Stock of the Borrower entitled to (i) 20% or more of the Total Voting Power of the Borrower, (3) the occurrence of a Goldman Disposition (as defined in the CPS Strategic Alliance Agreement), or (4) the failure of CEI (or any direct or indirect parent of CEI) and the

Goldman Entities (jointly, the "PERMITTED HOLDERS") collectively to own an amount of the outstanding Capital Stock of the Borrower entitled to 51% or more of the Total Voting Power of the Borrower, or (B) at any time after successful consummation of a Borrower IPO, (1) any person or "group" (within the meaning of Rule 13d-5 under the Exchange Act), together with its Affiliates, other than the Permitted Holders, shall beneficially own, directly or indirectly, an amount of Capital Stock of the Borrower entitled to twenty percent (20%) or more of the Total Voting Power of the Borrower; (2) the failure of the Permitted Holders to own shares of Capital Stock of the Borrower representing at least thirty-three and one-third percent (33-1/3%) of the Total Voting Power of the Borrower; or
(3) the Continuing Directors in office at any time shall not constitute a majority of the Board of Directors of the Borrower. For purposes of the foregoing, the term "CONTINUING DIRECTORS" shall mean, at any date, an individual (y) who is a member of the Board of Directors of the Borrower on the Commitment Closing Date, or (z) who has been nominated to fill a vacancy on the Board of Directors of the Borrower by a majority of the Continuing Directors then in office.

         SECTION 9.02. REMEDIES. If any Event of Default has occurred and is continuing, then the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, upon notice to the Borrower (i) declare the Commitments and the obligation of each Lender to make or Convert Loans (other than Loans under Section 4.04(b)) and of any Issuing Bank to issue a Letter of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) declare the principal amount outstanding hereunder, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the principal amount outstanding hereunder, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and/or (iii) require the Borrower to pay immediately to the Administrative Agent an amount equal to the aggregate LC Outstandings of all Letters of Credit then outstanding, to be held by the Administrative Agent (for its benefit and the benefit of the Issuing Banks and the Lenders) as cash collateral securing LC Outstandings and the Borrower's reimbursement obligations with respect thereto; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitments and the obligation of each Lender to make Loans and of any Issuing Bank to issue any Letter of Credit shall automatically be terminated and (B) the principal amount outstanding hereunder, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this
Section 9.02 shall affect (1) the obligation of any Issuing Bank to make any payment under any Letter of Credit issued by such Issuing Bank in accordance with the terms of such Letter of Credit or (2) the participatory interest of each Lender in each such payment.

                                    ARTICLE X
                            THE ADMINISTRATIVE AGENT

         SECTION 10.01.  AUTHORIZATION AND ACTION.

         (a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) Any Lender serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Default or an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01), and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Lender serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Unmatured Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender (in which case the Administrative Agent shall promptly give a copy of such written notice to the Lenders and the Issuing Banks). The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in
Article VI or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Neither the

Syndication Agent nor the Documentation Agent shall have any duties or obligations in such capacity under any of the Loan Documents.

         (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding subsections of this Section 10.01 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this subsection (f), the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a Lender or an Affiliate of a Lender. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be no greater than those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         (g) Each Lender acknowledges that it has independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         SECTION 10.02. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective Percentages of the Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, syndication, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 11.04 but is not reimbursed for such expenses by the Borrower.

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.01. AMENDMENTS, ETC. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (and, in the case of any such amendment, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive, modify or eliminate any of the conditions specified in Article VI, (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (iii) reduce the principal of, or interest on, any Loan, any Applicable Margin, any Commitment Fee Rate, any Letter of Credit Commission Rate or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(c)), (iv) extend the Termination Date or postpone any date fixed for any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(c)), (v) change the definition of "Majority Lenders" contained in Section 1.01 or change any other provision that specifies the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, or (vii) amend, waive or modify this Section 11.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of any Issuing Bank under this Agreement or any other Loan Document. Any request from the Borrower for any amendment, waiver or consent under this Section 11.01 shall be addressed to the Administrative Agent.

         SECTION 11.02. NOTICES, ETC. All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, (i) if to the Borrower, at its address at 7 East Redwood Street, 10th Floor, Baltimore, Maryland 21202,
Attention: Chief Legal Officer (Telecopy no. 410.234.0994); (ii) if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I; (iii) if to the Administrative Agent, at its address at 445 South Figueroa Street, Los Angeles, California 90071, Attention: David Musicant (Telecopy no. 213.236.4096); (iv) if to the Syndication Agent, at its address at CIBC World Markets Corp., c/o Utilities Department, 425 Lexington Avenue, New York, New York 10017, Attention: Joe Manger (Telecopy no. 212.885.4911); and (v) if to any Lender other than a Bank, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective five days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to
Article II, III, or X shall not be effective until received by the Administrative Agent.

         SECTION 11.03. NO WAIVER OF REMEDIES. No failure on the part of the Borrower, any Lender, any Issuing Bank or any Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 11.04. COSTS, EXPENSES AND INDEMNIFICATION. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of each Agent in connection with the preparation, negotiation, syndication, execution, delivery and administration of the Loan Documents and any proposed modification, amendment, waiver or consent relating to any Loan Document, including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent with respect thereto and with respect to the administration of, and advising the Administrative Agent as to its rights and responsibilities under, this Agreement and the other Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and each Lender (including reasonable fees and expenses of counsel to the Administrative Agent and counsel for each Lender) in connection with any workout or restructuring of the Borrower's obligations, and the enforcement (whether through negotiations, legal proceedings or otherwise) and/or preservation of the Administrative Agent's and the

Lenders' rights and interests, under this Agreement, the other Loan Documents and the other documents to be delivered hereunder.

         (b) The Borrower shall indemnify each Agent, each Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNIFIED PERSON") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnified Person (whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding), incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan, Letter of Credit or other Extension of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by such Issuing Bank if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of any Hazardous Substance on or from any property owned or operated by the Borrower or any of its Affiliates, or any Environmental Liability related in any way to the Borrower or any of its Affiliates, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. Without limitation of the foregoing, in any such claim, litigation, investigation or proceeding, or the preparation therefor, the Indemnified Persons shall be entitled to select their own counsel and the Borrower shall promptly pay upon demand the reasonable fees and expenses of such counsel (except to the extent that such claim, litigation, investigation or proceeding is determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person).

         (c) The Borrower's obligations under this Section 11.04 shall survive the repayment of all amounts owing to the Lenders, the Issuing Banks and the Agents under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 11.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         SECTION 11.05. RIGHT OF SET-OFF. (a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 9.02 to authorize the Administrative Agent to declare the principal amount outstanding hereunder to be due and payable pursuant to the provisions of Section 9.02, each Lender and Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Issuing Bank to or for the credit or the account of the Borrower, against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document and any Promissory Notes held by such Lender, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under such Loan Document or Promissory Notes and although such obligations may be unmatured. Each Lender and Issuing Bank agrees to notify promptly the Borrower after any such set-off and application made by such Lender or Issuing Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and Issuing Bank under this Section 11.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender and Issuing Bank may have.

         (b) The Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Administrative Agent or any Lender for the Administrative Agent's or such Lender's, as the case may be, gross negligence or willful misconduct, but no Lender shall be liable for any such conduct on the part of the Administrative Agent or any other Lender, and the Administrative Agent shall be liable for any such conduct on the part of any Lender.

         SECTION 11.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 11.07. ASSIGNMENTS AND PARTICIPATION. (a) Each Lender may, with the consent of the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed and, in the case of the Borrower, shall not be required if an Event of Default has occurred and is continuing), assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment, the Loans owing to it and any Promissory Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the aggregate amount of such Lender's Commitment and $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Promissory Notes subject to such assignment and a processing and recordation fee of $3,500; and provided further, however, that the consent of the Borrower and the Administrative Agent shall not be required for any assignments by a Lender to any of its Affiliates or to any other Lender or any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it to an Eligible Assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided, however, that the limitation set forth in clause (iii), above, shall not apply if an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared all Loans to be, or all Loans shall have automatically become, immediately due and payable hereunder. Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time assign all or any portion of the Loans owing to it to any Affiliate of such Lender. No such assignment, other than to an Eligible Assignee in accordance with this Section 11.07, shall release the assigning Lender from its obligations hereunder.

         (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 7.01(f) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee (unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared all Loans to be immediately due and payable hereunder, in which case no such confirmation is necessary); (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         (c) The Administrative Agent shall maintain at its address referred to in Section 11.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the


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                                                                              82

recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Promissory Notes subject to such assignment, the processing and recordation fee referred to in subsection (a) above and any written consent to such assignment required by subsection (a) above, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit F, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. New and/or replacement Promissory Notes payable to the assignee and the assigning Lender (if the assigning Lender assigned less than all of its rights and obligations hereunder) shall be issued upon request pursuant to Section 3.01(d), and shall be dated the effective date of such Lender Assignment.

         (e) Each Lender may sell participations to one or more banks or other financial institutions (a "PARTICIPANT") in or to all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment, the Loans owing to it and any Promissory Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Promissory Notes for all purposes of this Agreement, and (iv) the Borrower, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (f) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.04 and 5.06 (and subject to the related obligations under such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (a) above. To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 11.05(a) as though it were a Lender, provided such Participant agrees to be subject to Section 5.05 as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 5.04 or 5.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.06 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.06 as though it were a Lender.

         (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.07, disclose to the assignee or Participant or proposed assignee or Participant, any information relating to the Borrower and its Subsidiaries furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, the assignee or Participant or proposed assignee or Participant shall agree, in accordance with the terms of Section 11.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

         (h) If any Lender (or any Participant to which such Lender has sold a participation) shall make any demand for payment under Section 5.04(a) or
(c), then within 30 days after any such demand (if, but only if, such demanded payment has been made by the Borrower), the Borrower may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Event of Default or Unmatured Default shall then have occurred and be continuing, demand that such Lender assign, at the sole cost and expense of the Borrower, in accordance with this Section 11.07 to one or more Eligible Assignees designated by the Borrower, all (but not less than all) of such Lender's Commitment and the Loans owing to it within the period ending on the later to occur of (x) the last day of the 30-day period described above and (y) the last day of the longest of the then current Interest Periods for such Loans. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitment or Loans, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (h) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (1) shall agree to such assignment by entering into a Lender Assignment with such Lender and (2) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder and under any Promissory Notes made by the Borrower to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above, and payable by the Borrower as a condition to the Borrower's right to demand such assignment) or otherwise (including, without limitation, to the extent not paid by the Borrower, any payments required pursuant to Section 5.04(b)). Notwithstanding anything set forth above in this subsection (h) to the contrary, the Borrower shall not be entitled to compel the assignment by any Lender demanding payment under Section 5.04(a) of its Commitment and Loans if, prior to or promptly following any such demand by the Borrower, such Lender shall have changed or shall change, as the case may be, its Applicable Lending Office for its Eurodollar Rate Loans so as to eliminate the further incurrence of such increased cost. In furtherance of the foregoing, any such Lender demanding payment or giving notice as provided above agrees to use reasonable efforts to so change its Applicable Lending Office if, to do so, would not result in the incurrence by such Lender of additional costs or expenses which it deems material or, in the sole judgment of such Lender, be inadvisable for regulatory, competitive or internal management reasons.

         (i) Anything in this Section 11.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (j) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) nothing herein shall excuse any Granting Lender from its obligations hereunder. The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each Lender hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection
(j), any SPC may, with prior notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans. This subsection (j) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loans are being funded by an SPC at the time of such amendment. Notwithstanding the foregoing provisions of this subsection, (1) an SPC shall not be deemed to be a Lender or a Participant and shall have no rights under this Agreement except as provided in this subsection
(j), and in particular, but not by way of limitation, shall have no rights to compensation for increased costs pursuant to Article III or Section 5.04 or 5.06, (2) the Granting Lender's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (3) the Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (4) the Granting Lender shall remain the holder of any Promissory Notes for all purposes of this Agreement, (5) the Borrower, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with the Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement, and (6) the Granting Lender shall indemnify and hold the Borrower harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred or shall arise as a result of any grant to an SPC contemplated hereunder.

         SECTION 11.08. CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Agents, the Issuing Banks and the Lenders (each, a "RECIPIENT") written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with its Affiliates or with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such Affiliate's or prospective participant's (as the case may be) entering into an agreement as to confidentiality similar to this Section 11.08. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (1) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (2) pursuant to court order, subpoena or other legal process, (3) otherwise as required by law, or (4) in order to protect such Recipient's interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (2), (3) or (4), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable to the extent not prohibited by law.

         SECTION 11.09. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENTS, THE ISSUING BANKS, AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

         SECTION 11.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Promissory Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower, the Lenders, the Issuing Banks, and the Agents each (i) irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of any Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

         SECTION 11.11. RELATION OF THE PARTIES; NO BENEFICIARY. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto. The Borrower hereby acknowledges that none of the Agents, the Issuing Banks nor the Lenders has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents, the Issuing Banks and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor.

         SECTION 11.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         SECTION 11.13. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the certificates pursuant hereto shall be considered to have been relied upon by the Agents, the Issuing Banks and the Lenders and shall survive the making by the Lenders of the Extensions of Credit and the execution and delivery to the Lenders of any Promissory Notes evidencing the Extensions of Credit and shall continue in full force and effect so long as any Promissory Note or any amount due hereunder or under any other Loan Document is outstanding and unpaid, any Letter of Credit is outstanding, or any Commitment of any Lender has not been terminated.

         SECTION 11.14. WAIVER OF CERTAIN BANKRUPTCY CLAIMS. The Borrower, the Agents, the Issuing Banks and the Lenders acknowledge and agree that (A) in the event of (i) a bankruptcy, receivership, liquidation, dissolution, reorganization, marshalling or similar case or proceeding of the Borrower or in which the Subsidiaries of the Borrower are debtors, and (ii) a substantive consolidation of the Borrower and its Subsidiaries, or any of them, the Agents, the Issuing Banks and the Lenders will have no rights in or to the assets of the Subsidiaries of the Borrower or in any distribution therefrom that was made in violation of the provisions of either the Orion Power MidWest Credit Facility or the Orion Power New York Credit Facility, in each case with respect to any such Subsidiary, until such time as the indebtedness of such Subsidiary created and evidenced thereby has been irrevocably repaid in full in cash, (B) the holders of indebtedness under the Orion Power MidWest Credit Facility are relying, and have been deemed to rely, on the acknowledgment and agreement set forth in clause (A) preceding in extending indebtedness under the Orion Power MidWest Credit Facility, and (C) the holders of indebtedness under the Orion Power New York Credit Facility are relying, and have been deemed to rely, on the acknowledgment and agreement set forth in clause (A) preceding in giving consent to the incurrence by the Borrower of the indebtedness hereunder as contemplated under the terms of the Orion Power New York Credit Facility. Each of the parties hereto agrees that this Section 11.14 shall not be modified or amended without the prior written consent of the lenders under the Orion Power New York Credit Facility and the Orion Power MidWest Credit Facility.

         SECTION 11.15. COMPLIANCE WITH USURY LAWS. All agreements between the Borrower, the Administrative Agent and each Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to any Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used in this Section 11.15, the term "APPLICABLE LAW" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and any Promissory Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and each Lender in the execution, delivery and acceptance of this Agreement and any Promissory Notes to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower, the Administrative Agent and/or each Lender.

         SECTION 11.16. AMENDMENTS TO THIS AGREEMENT UNDER CERTAIN CIRCUMSTANCES. Upon the removal of all restrictions on amendments to this Agreement that are contained in the Orion Power New York Credit Facility, the Orion Power MidWest Credit Facility and all other agreements or instruments evidencing Permitted Subsidiary Debt (whether pursuant to an amendment thereto, a refinancing thereof, or otherwise), either the Borrower, or the Agents and the Lenders, shall have the right to request amendments to the provisions of this Agreement (including, without limitation, default cure periods and pricing terms), and upon any such request the parties hereto shall negotiate diligently and in good faith to amend such provisions that the Borrower and the Lenders mutually agree should be modified; provided, that (i) this Section 11.16 shall not obligate any party hereto to agree to any such requested amendment(s) and
(ii) if such good faith negotiations shall not have resulted in mutual agreement among the parties hereto to the requested amendment(s) within 60 days after the initial request therefor, this Section 11.16 shall thereafter be of no further force or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          ORION POWER HOLDINGS, INC.



                                          By
                                            ----------------------------
                                               Name:
                                               Title:


                                          UNION BANK OF CALIFORNIA, N.A., as
                                           Administrative Agent



                                          By
                                            ----------------------------
                                               Name:
                                               Title:


                                          CIBC WORLD MARKETS CORP., as
                                           Syndication Agent



                                          By
                                            ----------------------------
                                               Name:
                                               Title:


                                          THE BANK OF NOVA SCOTIA, as
                                           Documentation Agent



                                          By
                                            ----------------------------
                                               Name:
                                               Title:

COMMITMENT                                    BANK

$20,000,000                                   UNION BANK OF CALIFORNIA, N.A.



                                              By
                                                ----------------------------
                                                   Name:
                                                   Title:



$20,000,000                                   CANADIAN IMPERIAL BANK OF COMMERCE



                                              By
                                                ----------------------------
                                                   Name:
                                                   Title:



$20,000,000                                   THE BANK OF NOVA SCOTIA



                                              By
                                                ----------------------------
                                                   Name:
                                                   Title:



$15,000,000                                   BAYERISCHE HYPO- UND VEREINSBANK
                                              AG, NEW YORK BRANCH



                                              By
                                                ----------------------------
                                                   Name:
                                                   Title:


                                              By
                                                ----------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT A



                           FORM OF NOTICE OF BORROWING

                                                                          [Date]


Union Bank of California, N.A., as Administrative
  Agent for the Lenders parties to the
  Credit Agreement referred to below

Attention:        _______________


Ladies and Gentlemen:

         The undersigned, Orion Power Holdings, Inc. (the "BORROWER"), refers to the Credit Agreement, dated as of July 27, 2000 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein, the Issuing Banks from time to time parties thereto, Union Bank of California, N.A., as Administrative Agent, CIBC World Markets Corp., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to
Section 3.01 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 3.01(a) of the Credit Agreement:

         (i)      The Business Day of the Proposed Borrowing is          ,     .
                                                                ------ --  ----

         (ii) The Type of Loans comprising the Proposed Borrowing is [ABR Loans] [Eurodollar Rate Loans].

         (iii)    The aggregate amount of the Proposed Borrowing is $          .
                                                                     ----------

         (1)[(iv) The initial Interest Period for each Loan made as part of
the Proposed Borrowing is      months.]
                          ----

-----------------------

  (1) To be included for a Proposed Borrowing comprised of Eurodollar Rate
      Loans.

         The undersigned hereby acknowledges that the delivery of this Notice of Borrowing shall constitute a representation and warranty by the Borrower that, on the date of the Proposed Borrowing, the statements contained in Section 6.03(a) of the Credit Agreement are true.

                                            Very truly yours,

                                            ORION POWER HOLDINGS, INC.


                                            By
                                              ----------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT B



                          FORM OF NOTICE OF CONVERSION

                                                                          [Date]


Union Bank of California, N.A., as Administrative
  Agent for the Lenders parties to the
  Credit Agreement referred to below

Attention:
                  -----------------

Ladies and Gentlemen:

         The undersigned, Orion Power Holdings, Inc. (the "BORROWER"), refers to the Credit Agreement, dated as of July 27, 2000 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein, the Issuing Banks from time to time parties thereto, Union Bank of California, N.A., as Administrative Agent, CIBC World Markets Corp., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to
Section 3.02 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "PROPOSED CONVERSION") as required by Section 3.02 of the Credit Agreement:

         (i)      The Business Day of the Proposed Conversion is          ,    .
                                                                 ------ --  ---

         (ii) The Type of Loans comprising the Proposed Conversion is [ABR Loans] [Eurodollar Rate Loans].

         (iii)    The aggregate amount of the Proposed Conversion is  $        .
                                                                       --------

         (iv) The Type of Loans to which such Loans are proposed to be Converted is [ABR Loans] [Eurodollar Rate Loans].

         (v)      The Interest Period for each Loan made as part of the Proposed
Conversion is      month(s).(1)
              ----

         The undersigned hereby certifies that the Borrower's request for the Proposed Conversion is made in compliance with Sections 3.02, 3.03 and 3.04 of the Credit Agreement. The undersigned hereby acknowledges that the delivery of this Notice of Conversion shall constitute a representation and warranty by the Borrower that, on the date of the Proposed Conversion, the statements contained in Section 6.03(a) of the Credit Agreement are true.

                                            Very truly yours,

                                            ORION POWER HOLDINGS, INC.



                                            By
                                              ----------------------------------
                                                Name:
                                                Title:

--------------------

  (1) Delete for ABR Loans.

                                                                       EXHIBIT C

                   FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
                                 TO THE BORROWER

                                  July 27, 2000


Union Bank of California, N.A.                The Bank of Nova Scotia
445 South Figueroa Street                     One Liberty Plaza
Los Angeles, California 90071                 New York, New York 10006

CIBC World Markets Corp.                      Bayerische Hypo-und Vereinsbank AG
425 Lexington Avenue                          150 East 42nd Street
New York, New York 10017                      New York, New York 10017

            Re: Orion 2000 Credit Agreement for $75,000,000 Financing

Ladies and Gentlemen:

         We have acted as special New York counsel to Orion Power Holdings, Inc., a Delaware corporation ("Borrower"), in connection with (i) the Credit Agreement dated as of July 27, 2000 (the "Credit Agreement") among Borrower, the Lenders and Issuing Banks from time to time party thereto, Union Bank of California, N.A., as administrative agent for the Lenders (the "Administrative Agent"), The Bank of Nova Scotia as the documentation agent (the "Documentation Agent") and CIBC World Markets Corp., as syndication agent for the Lenders (the "Syndication Agent"), and (ii) the agreements, instruments and other documents referred to in the next paragraph. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. This opinion letter is delivered to you pursuant to Section 6.01(a)(viii)(A) of the Credit Agreement.

         In rendering the opinions expressed below, we have examined the agreements, instruments and other documents set forth in Schedule I hereto (the "Opinion Documents") (with each such Opinion Document referred to therein individually by the defined term ascribed thereto in the Credit Agreement). We have also examined such records of Borrower and such agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. In addition, we have without independent investigation relied upon and assumed the truth and accuracy of all matters contained in the Officer's Certificates of Borrower, attached hereto as Annex 1 and Annex 2. Furthermore, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for purposes of our opinions, and our opinion in paragraph 1 as to the good standing of Borrower is

Union Bank of California, N.A., et al.
July 27, 2000
Page 2

based solely upon such certificates. We have not, however, conducted any search of public records concerning litigation or other legal proceedings.

         In our examination, we have assumed: (i) the genuineness and validity of all signatures; (ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies or drafts; (iv) the due organization, valid existence, and good standing of each party (except Borrower) and the due authorization, execution and delivery of each Opinion Document referred to above by each party thereto (except Borrower); (v) the full power, authority and legal right of each party to such Opinion Documents (except Borrower) to enter into the same; (vi) that each Opinion Document referred to above is the legal, valid and binding obligation of each party thereto (other than Borrower) enforceable against each such party in accordance with its terms;
(vii) that except as expressly set forth in paragraph 10 below, with respect to which this assumption shall not apply, the parties have obtained and will obtain and will maintain in full force and effect all necessary Governmental Approvals for conducting their respective operations; (viii) the absence of evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions;
(ix) the identity and capacity of all individuals acting or purporting to act as public officials; (x) that each party to the Opinion Documents (other than Borrower) has satisfied those legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce the Opinion Documents to which it is a party; (xi) that each party to the Opinion Documents has and will act in accordance with, and has and will refrain from taking any action that is forbidden by, the terms and conditions of the Opinion Documents to which it is a party; (xii) that each party to the Opinion Documents has not and will not in the future take any discretionary action (including a decision not to act) permitted under the Opinion Documents to which it is a party that would result in a violation of law or constitute a breach or default under any other agreement or court order to which such party may be subject; (xiii) that there have been no express or implied amendments, waivers or estoppels with respect to any of those Opinion Documents which were executed and delivered prior to the date of this opinion letter (provided, that to our knowledge we are not aware of any such amendments, waivers or estoppels except as set forth in
Schedule I); and (xiv) that no defaults, breaches or other failures to perform have occurred and are continuing under any of the Opinion Documents which were executed and delivered prior to the date of this opinion letter. We have also without independent investigation relied upon the truth and accuracy of representations and warranties as to factual matters contained in or made pursuant to the documents referenced above and certificates delivered thereunder.

         Whenever a statement herein is qualified by the phrase "to our knowledge," it is intended to indicate that, during the course of our representation of Borrower pursuant to the transactions contemplated by the Opinion Documents, no information that would give current actual knowledge with respect to the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered substantial legal services in connection with the

Union Bank of California, N.A., et al.
July 27, 2000
Page 3

representation described in the first paragraph of this opinion letter. With respect to certain of such statements, we have made limited inquiry of Borrower regarding matters covered by such statements, but we have made no independent investigation as to the accuracy of such statements and none should be inferred or implied; provided, however, that nothing has come to our attention that would provide current actual knowledge of the inaccuracy of any such statement to any of those attorneys. We have relied, with your permission, on the statements contained in the Officer's Certificates of Borrower attached hereto as Annex 1 and Annex 2 as to the factual matters contained therein but we have made no independent investigation as to the accuracy of such statements and none should be inferred or implied; provided, however, that nothing has come to our attention that would provide current actual knowledge of the inaccuracy of any such statement to any of those attorneys.

         Based upon and subject to the foregoing and subject also to the exceptions, assumptions, comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. Borrower has all requisite corporate power to own its property and assets, to transact the business in which it is presently engaged and in which it presently proposes to be engaged, and to execute and deliver, and to perform its obligations under, the Opinion Documents.

3. The execution, delivery and performance by Borrower of each Opinion Document have been duly authorized by all necessary corporate action on the part of Borrower.

4.       Each Opinion Document has been duly executed and delivered by Borrower.

5. Each Opinion Document constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

6. The execution and delivery by Borrower of, and the performance by Borrower of its obligations under, each of the Opinion Documents do not and will not violate any Applicable Law (as hereinafter defined). "Applicable Law" means the Delaware General Corporation Law and those laws, statutes, rules and regulations of the State of New York and of the United States of America which, in our experience, are normally applicable to general business corporations which engage in transactions of the type contemplated in the Opinion Documents; provided, that we express no opinion as to any law, statute, rule or regulation
(a) of the type described in the penultimate paragraph of this opinion, or (b) to which Borrower may be subject as a result of the legal or regulatory status of the Administrative Agent, any Issuing Bank or any Lender or their involvement in the transactions contemplated by the Opinion Documents.

Union Bank of California, N.A., et al.
July 27, 2000
Page 4

7. The execution and delivery by the Borrower of, and the performance by Borrower of its obligations under, each of the Opinion Documents to which it is a party do not and will not (a) conflict with or violate any provision of the certificate of incorporation or bylaws of Borrower, or (b) conflict with or violate or result in a breach of any of the provisions of, or constitute a default under, any of the Applicable Contracts (as hereinafter defined) or any other Opinion Document (excluding any covenant, restriction or provisions of any such agreement or instrument with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operation of Borrower), or result in the creation or imposition of (or the obligation to create or impose) a lien, charge or encumbrance (except Permitted Liens) upon any of the properties or assets of Borrower. "Applicable Contracts" means those agreements and instruments set forth on Schedule II hereto.

8. To our knowledge, (a) there are no injunctions, writs, judgments, preliminary restraining orders or orders of any nature issued by an arbitrator, court or other governmental authority or regulatory agency against or affecting Borrower in connection with the transactions contemplated by the Opinion Documents, and (b) there are no actions, suits, arbitrations, litigations, proceedings or investigations pending or threatened against the Borrower in any court or before any other governmental authority or regulatory agency or any arbitrator.

9. A New York state court or a United States federal court sitting in New York would give effect to the choice of New York law to govern the Opinion Documents which select New York law as the law by which such Opinion Documents will be governed, as provided in Section 5-1401 of the General Obligations Law of the State of New York.

10. No authorization, approval or consent of, and no notice to or filing or registration with, any governmental authority or regulatory agency of the United States of America, the State of New York or, pursuant to the Delaware General Corporation Law, the State of Delaware is required on the part of Borrower for the execution, delivery or performance by Borrower of any of the Opinion Documents or the legality, validity and binding effect of any Opinion Document.

11. The making of the Loans to Borrower and the application of the proceeds thereof by Borrower pursuant to and in accordance with the Credit Agreement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

12. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Our opinions in paragraph 5 above are subject to:

         (1) limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditor's rights generally, including,

Union Bank of California, N.A., et al.
July 27, 2000
Page 5

without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

         (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation (i) the possible nonavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing;

         (3) the unenforceability under certain circumstances of provisions imposing liquidated damages or late payment charges if such amounts are determined to be penalties in light of the actual amount of damages incurred;

         (4) laws rendering unenforceable indemnification obligations that are contrary to Federal or state securities laws and the public policy underlying such laws;

         (5) the unenforceability under certain circumstances of provisions in any Opinion Document purporting to release, exculpate or exempt any party from, or requiring indemnification of a party for, liability for its acts or omissions, or purporting to impose a duty upon any party to indemnify any other party, when any claimed damages result from the negligence, gross negligence, recklessness, willful misconduct or unlawful conduct of the party seeking such indemnity;

         (6) the enforceability of provisions in the Opinion Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances;

         (7) the qualification that certain provisions of any such document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, may be unenforceable in whole or in part; and

         (8) the qualification that provisions in any such document that contain a waiver of (i) the benefits of law or of statutory, regulatory, or constitutional rights, unless and to the extent the law, statute, regulation or constitution explicitly allows such waivers or (ii) unknown future defenses, may be unenforceable in whole or in part.

         We express no opinion as to the effect of the laws of any jurisdiction in which any of the Issuing Banks, the Lenders or the Administrative Agent is located (other than the State of New York) that limit the interest, fees or other charges or amounts such Persons may impose for the loan or use of money or other credit.

Union Bank of California, N.A., et al.
July 27, 2000
Page 6

         We express no opinion on the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law. We express no opinion as to (i) any law, rule, statute, regulation, ordinance, code, order, judgment or published decree relating to (A) environmental matters, including, without limitation, pollution, protection of the environment or any Hazardous Substance, or any Governmental Approval relating thereto, (B) labor, employee rights and benefits, and worker or occupational safety and health, including ERISA, (C) taxation, (D) planning, zoning, land use, building or construction matters, (E) antitrust or unfair competition, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (F) the ownership, transfer, use, sale or subdivision of real property, (ii) except as expressly set forth in paragraph 10 above, and subject to and without limiting clause (i)(A) above, clause (iii) below and the third paragraph of this opinion letter, any Governmental Approval,
(iii) utility regulatory matters, including, without limitation, any matters with respect to the Federal Power Act of 1920, the Public Utility Holding Company Act of 1935, as amended, the Natural Gas Act (15 U.S.C. Section 717 et seq.), as amended, the Public Utility Regulatory Policies Act of 1970, as amended, and Federal Energy Regulatory Commission rules, regulations and orders and any New York laws, rules or regulations relating to utilities or ownership or operation of electric generating facilities (including, without limitation, New York Public Service Law or any rules and regulations of the New York Public Service Commission) or transmission assets or systems (including, without limitation, the New York Independent System Operator), (iv) any permit, license or approval required for the ownership, operation and maintenance of Borrower's assets or any of the Borrower's subsidiaries' assets, (v) with respect to our opinion in paragraph 6 above, any law, rule, statute, regulation, ordinance, code, order, judgment or published decree, the contravention of which would not result in a Material Adverse Effect, (vi) patent, trademark or copyright statutes, rules or regulations, (vii) any choice of law provision in any Opinion Document except as set forth in paragraph 9 above, (viii) any provision in any Opinion Document appointing one party as an attorney-in-fact of any adverse party or providing that the decision of any particular Person will be conclusive or binding on others, (ix) except as expressly set forth in paragraph 12 above, any state or federal securities laws or regulations, (x) any right in or title to any asset or property, (xi) any provision in any Opinion Document that provides for the appointment of a receiver, (xii) any law, rule, regulation, ordinance, code or similar provision of law of any county, municipality, or similar political subdivision or any agency or instrumentality thereof, (xiii) the enforceability of any provision that purports to grant rights of subrogation, (xiv) the enforceability of any provision which purports to award attorneys' fees solely to one party, or (xv) the enforceability of any provision which is contrary to the public policy of any jurisdiction.

         This opinion letter is delivered as of the date hereof and is based on the facts and circumstances and upon the current state of the law existing as of the date hereof. It is possible that future changes or developments in facts, circumstances, or the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law, could alter or affect such opinions; however, we undertake no obligation to update or supplement this

Union Bank of California, N.A., et al.
July 27, 2000
Page 7

opinion. Without our written consent: (i) no Person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance. Notwithstanding the foregoing, (i) any Person which on or after the date hereof becomes a Lender or Issuing Bank may be provided a copy of, and may rely upon, this opinion letter as if it were addressed to such Person on and as of the Commitment Closing Date, subject to the limitations contained in this paragraph, and (ii) the Administrative Agent, any Lender or any Issuing Bank may provide a copy of this opinion letter to any governmental entity which requires such a copy and which has regulatory or supervisory authority over the Administrative Agent, such Lender or such Issuing Bank, as the case may be (but no recipient of such a copy pursuant to this clause (ii) shall be entitled to rely thereon).

                                       Very truly yours,

                                   THELEN REID & PRIEST LLP

TBG/WFO/SPH

                                                                       EXHIBIT D

                  FORM OF OPINION OF SPECIAL ENERGY REGULATORY
                             COUNSEL TO THE BORROWER

                                  July 27, 2000

Union Bank of California, N.A.
445 South Figueroa Street
Los Angeles, California  90071

CIBC World Markets Corp.
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special energy regulatory legal counsel to Orion Power Holdings, Inc., a Delaware corporation (the "Company"), in response to the requirement in Section 6.01(a)(viii)(B) of the Credit Agreement (the "Credit Agreement"), dated as of July 27, 2000, among the Company, Union Bank of California, N.A. ("UBC"), as Administrative Agent, CIBC World Markets Corp. ("CIBC"), as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, the banks named therein and from time to time a party thereto (collectively, the "Lenders"), and the letter of credit issuing banks from time to time a party thereto (collectively, the "Issuing Banks"). UBC, CIBC, the Lenders and the Issuing Banks are herein called "you."

         Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement, provided that references to any document mean such document in the form executed and delivered as of the date hereof.

         The following is based exclusively on specific federal energy regulatory statutes and orders, rules or regulations regarding (a) the generation, transmission, marketing or sale of electricity or (b) the ownership or operation of power plants. Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:

         1. To our knowledge, the Company is not (i) subject to regulation as a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a subsidiary company or holding company or a "public-utility company" under the Public Utility Holding Company Act of 1935, as amended, or (ii) subject to regulation under the Federal Power Act of 1920, as amended, other than as

Union Bank of California, N.A.
July ___, 2000
Page 2

                  contemplated by 18 C.F.R. Section 292.601(c) and other than due to its subsidiaries' status as power marketers and owners of certain electric transmission facilities subject to the Federal Power Act.

         2. No authorization, approval or consent of, and no notice to or filing or registration with, the Federal Energy Regulatory Commission ("FERC") or the Securities and Exchange Commission ("SEC") under its Public Utility Holding Company Act jurisdiction is required on the part of the Company for the execution, delivery or performance by the Company of any of the Loan Documents.

         For purposes of this opinion letter, we have relied, without investigation, upon each of the following assumptions: (i) Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (ii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or the other Loan Documents; (iii) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue; (iv) all parties to the Credit Agreement and the other Loan Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Credit Agreement and the other Loan Documents;
(v) all agreements other than the Credit Agreement and the other Loan Documents (if any) with respect to which we have provided advice in our letter or reviewed in connection with our letter would be enforced as written; (vi) the Company and its subsidiaries will not in the future take any discretionary action (including a decision not to act) permitted under the Credit Agreement and the other Loan Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the Company or its subsidiaries may be subject; (vii) except for those governmental and regulatory approvals that we have specifically opined upon herein, the Company and its subsidiaries have obtained (and will in the future obtain) all permits and governmental approvals required, and have taken (and will in the future take) all actions required, relevant to the consummation of the transactions or performance of the Credit Agreement and the other Loan Documents; and (viii) each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken. In addition, we have relied without any independent verification upon: (i) information contained in certificates and approvals obtained from governmental authorities; (ii) factual information contained in applications to governmental authorities, the Credit Agreement and the other Loan Documents; and (iii) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion, we have relied upon decisions issued by

Union Bank of California, N.A.
July ___, 2000
Page 3

governmental authorities in each relevant jurisdiction, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that decision.

         While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong. The term "knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers who have reviewed the Credit Agreement and the other Loan Documents (herein called "our Designated Transaction Lawyers"): Mitchell F. Hertz and Katharine Costenbader.

         Our advice on every legal issue addressed in this letter is based exclusively on the specific federal energy regulatory statutes and orders, rules or regulations regarding (a) the generation, transmission, marketing or sale of electricity or (b) the ownership or operation of power plants. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We are not providing this opinion letter except in our capacity as special energy regulatory legal counsel to the Company on issues relating to the FERC and SEC, under PUHCA and the Federal Power Act, and offer no opinions on environmental or other matters relating to (a) the generation, transmission, marketing or sale of electricity or (b) the ownership or operation of power plants, whether or not addressed in the Credit Agreement or the other Loan Documents.

         Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

         You may rely upon this letter only for the purpose served by the provision in the Credit Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private

Union Bank of California, N.A.
July ___, 2000
Page 4

placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) except as required by law, copies of this letter may not be furnished to anyone (except to the Lenders and the Issuing Banks) for purposes of encouraging such reliance; provided that any Person who becomes a Lender or Issuing Bank on or after the date hereof may rely on this opinion as if it were addressed to such Person on and as of the Commitment Closing Date, subject to the limitations contained in this paragraph.

                                   Sincerely,
                                   Kirkland & Ellis

                                                                       EXHIBIT E



                        FORM OF OPINION OF COUNSEL TO THE
                              ADMINISTRATIVE AGENT

                                                              July 27, 2000



To Union Bank of California, N.A., as Administrative
  Agent under the Credit Agreement referred to below, and to the Lenders from time to time parties to the Credit
  Agreement referred to below

                  Re:      Orion Power Holdings, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to Union Bank of California, N.A., individually and as Administrative Agent, in connection with the execution and delivery of the Credit Agreement, dated as of July 27, 2000 (the "CREDIT AGREEMENT"), among Orion Power Holdings, Inc., the Lenders named therein, the Issuing Banks from time to time party thereto, Union Bank of California, N.A., as Administrative Agent, CIBC World Markets Corp., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         In this connection, we have examined executed counterparts of the Credit Agreement, together with the other documents listed on Schedule A hereto.

         In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the legal capacity of all natural persons, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to us as copies. We have further assumed that you have evaluated, and are satisfied with, the creditworthiness of the Borrower and the business and financial terms evidenced by the Loan Documents. We have relied, as to factual matters, on the documents we have examined.

         Our opinions expressed below are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinions concerning any other law.

July ___, 2000
Page 2

         Based upon and subject to the foregoing and upon such investigation as we have deemed necessary, and while we have not independently considered the matters covered by the opinions listed on Schedule A hereto to the extent necessary to enable us to express the conclusions stated therein, we are of the opinion that (a) the Credit Agreement is in substantially acceptable legal form and (b) the other Loan Documents and the opinions and other documents listed on Schedule A hereto are substantially responsive to the requirements of the corresponding subsections of Sections 6.01 and 6.02 of the Credit Agreement pursuant to which the same have been delivered.

                                Very truly yours,

                                   SCHEDULE A

         Unless otherwise indicated, all documents are dated on or as of July 27, 2000. Terms defined in the Credit Agreement are used herein as therein defined. All section references are to those contained in the Credit Agreement.

                                                                       EXHIBIT F

                            FORM OF LENDER ASSIGNMENT

                                                         Dated            ,
                                                               ------- ---  ----


         Reference is made to the Credit Agreement, dated as of July 27, 2000 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), among Orion Power Holdings, Inc. (the "Borrower"), the Lenders named therein, the Issuing Banks from time to time parties thereto, Union Bank of California, N.A., as Administrative Agent, CIBC World Markets Corp., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent. Pursuant to the Credit Agreement, ___________ (the "ASSIGNOR") has committed to make loans ("LOANS") to the Borrower[, which Loans are evidenced by a promissory note (the "NOTE") issued by the Borrower to the Assignor,] and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit.

         The Assignor and _____________________________ (the "ASSIGNEE") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement (the "ASSIGNED INTEREST"), including, without limitation, such interest in the Assignor's Commitment[,] [and] the Loans owing to the Assignor [and the Note held by the Assignor]. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth in Section 2 of Schedule 1. The effective date of this sale and assignment shall be the date specified in Section 3 of Schedule 1 hereto (the "EFFECTIVE DATE").

         2. On ________ __, ____, the Assignee will pay to the Assignor, in same day funds, at such address and account as the Assignor shall advise the Assignee, $________, and (subject to the satisfaction of the requirements set forth in Section 11.07(d) of the Credit Agreement) the sale and assignment contemplated hereby shall thereupon become effective as of the Effective Date. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Credit Agreement [and the Note] to the extent of the Assigned Interest, including without limitation (i) the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of principal, interest, fees, indemnities in respect of claims arising after the Effective Date, increased costs, additional amounts or otherwise, (ii) the right to vote and to instruct the Administrative Agent under the Credit Agreement according to its Percentage based on the Assigned Interest, (iii) the right to set-off and to appropriate and apply deposits of the Borrower as set forth in the Credit Agreement and (iv) the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the Assigned Interest (whether from the Borrower, the Administrative Agent or otherwise) in the same funds in which such amount is received by the Assignor.

         3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) represents and warrants to the Assignee and the Administrative Agent that it has duly executed and delivered this Assignment and that the execution, delivery and performance by the Assignor of this Assignment have been duly authorized by all necessary action (corporate or otherwise). Except as specified in this Section 3, the assignment of the Assigned Interest contemplated hereby shall be without recourse to the Assignor.

         4. The Assignee (i) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in
Section 7.01(f) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and purchase the Assigned Interest, (ii) agrees that it will, independently and without reliance upon the Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) confirms that it satisfies the requirements of an Eligible Assignee, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (vi) represents and warrants to the Assignor and the Administrative Agent that it has duly executed and delivered this Assignment and that the execution, delivery and performance by the Assignee of this Assignment have been duly authorized by all necessary action (corporate or otherwise).

         5. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         6. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                   Schedule 1
                                       to
                              Assignment Agreement

                            Dated             ,
                                  --------- --  ----

Section 1.
---------

         Percentage Interest:                                                                   %
                                                                                           -----

Section 2.
---------

         Assignee's Commitment:                                                      $
                                                                                      -----------

         Outstanding Principal Amount of
              Loans owing to the Assignee:                                           $
                                                                                      -----------

Section 3.
---------

         Effective Date:(1)                                                               ,
                                                                               -------- --  ----



                                    [NAME OF ASSIGNOR]


                                    By:
                                       ---------------------------------
                                          Name:
                                          Title:


                                    [NAME OF ASSIGNEE]

                                    By:
                                       ---------------------------------
                                          Name:
                                          Title:

                                    Domestic Lending Office:

                                    ---------------------------------

                                    ---------------------------------

                                    ---------------------------------

---------------------

(1) Such date must be at least five Business Days after the date of the Lender Assignment.

                                    Eurodollar Lending Office:

                                    ---------------------------------

                                    ---------------------------------

                                    ---------------------------------


Consented to:(2)

ORION POWER HOLDINGS, INC.


By:
   ---------------------------------
     Name:
     Title:


UNION BANK OF CALIFORNIA, N.A.,
  as Administrative Agent

By:
   ---------------------------------
     Name:
     Title:


---------------------

(2) Consent of the Borrower and the Administrative Agent is required for all assignments except (i) for any assignment by a Lender to any of its Affiliates or to any other Lender or any of its Affiliates and (ii) the consent of the Borrower is not required if an Event of Default has occurred and is continuing.

                                                                       EXHIBIT G

                         FORM OF ISSUING BANK AGREEMENT

         ISSUING BANK AGREEMENT, dated as of ________ ___, 20__, between ORION POWER HOLDINGS, INC., a Delaware corporation (the "BORROWER"), and ____________________________ (the "NEW ISSUING BANK").

                             PRELIMINARY STATEMENTS

         (1) The Borrower has entered into a Credit Agreement, dated as of July 27, 2000 (said Agreement, as amended, modified or supplemented from time to time, being the "CREDIT AGREEMENT"), with certain banks named therein and from time to time parties thereto, the letter of credit issuing banks named therein and from time to time parties thereto, Union Bank of California, N.A., as Administrative Agent, CIBC World Markets Corp., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement.

         (2) Pursuant to Section 4.01 of the Credit Agreement, the Borrower may from time to time identify and arrange for one or more of the Lenders or any other financial institution to act as an Issuing Bank thereunder and issue one or more Letters of Credit. The Borrower desires to designate the New Issuing Bank as an Issuing Bank under the Credit Agreement. Subject to the terms and conditions hereof and of the Credit Agreement, the New Issuing Bank has agreed to act as an Issuing Bank and to issue Letters of Credit from time to time at the request of and for the account of the Borrower in an aggregate stated amount not to exceed $___________(1) (such amount referred to herein as the "COMMITMENT") at any one time outstanding.

         NOW, THEREFORE, in consideration of the premises and in order to induce the New Issuing Bank to issue Letters of Credit from time to time, the parties hereto agree as follows:

-----------------

(1).       Such amount may not exceed the Letter of Credit Sublimit.

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "BENEFICIARY" means, with respect to any Letter of Credit, the beneficiary of such Letter of Credit.

         "COMMITMENT" has the meaning assigned to that term in Preliminary Statement (2) hereof.

         "COMMITMENT TERMINATION DATE" has the meaning assigned to that term in
Section 3.01 hereof.

         "LETTER OF CREDIT" means a "Letter of Credit" (as such term is defined in the Credit Agreement) issued by the New Issuing Bank, in form and substance satisfactory to the New Issuing Bank, the Borrower and the Administrative Agent.

         "STATED TERMINATION DATE" means, with respect to any Letter of Credit, the stated termination date of such Letter of Credit; provided, that the Stated Termination Date of each Letter of Credit shall in no event be later than the earlier to occur of (i) the date that occurs one year after the date of issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Termination Date.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. Computation of a period of time from a specified date to a later specified date shall be made in accordance with the Credit Agreement.

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein or in the Credit Agreement shall be construed in accordance with generally accepted United States accounting principles as in effect as of the date hereof consistently applied, except as otherwise stated herein.

                                   ARTICLE II
                              THE CREDIT AGREEMENT

         SECTION 2.01. CREDIT AGREEMENT. (a) The parties hereto acknowledge and agree that this Agreement is an "Issuing Bank Agreement" under the Credit Agreement, and that the parties hereto shall be entitled to the rights and remedies, and bound by the obligations, accorded to the parties in interest to an "Issuing Bank Agreement" as so provided in the Credit Agreement. The parties hereto hereby further acknowledge and agree that the Administrative Agent and the Lenders are intended third-party beneficiaries hereof and are entitled (acting through the Administrative Agent, in the case of the Lenders) to the rights and benefits accorded hereunder.

         (b) The New Issuing Bank hereby acknowledges and agrees that it is an "Issuing Bank" under the Credit Agreement, that, by its execution and delivery hereof, it is deemed a party to the Credit Agreement as if it were a signatory thereof in such capacity and that it assumes all obligations, and acquires all rights and remedies, of an "Issuing Bank" under the Credit Agreement.

         (c) In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement (unless such conflict arises solely as a result of an amendment to the Credit Agreement made after the date hereof without the written consent of the New Issuing Bank thereto), the terms of the Credit Agreement shall control and such conflicting terms hereunder shall be of no force or effect.

                                   ARTICLE III
                    AMOUNT AND TERMS OF THE LETTERS OF CREDIT

         SECTION 3.01. THE LETTERS OF CREDIT. The New Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue each Letter of Credit to the Beneficiary designated therefor by the Borrower pursuant to the applicable Request for Issuance on any Business Day during the period from the date hereof to and including the date that occurs ten Business Days immediately preceding the Termination Date (the "COMMITMENT TERMINATION DATE"), in an aggregate stated amount not to exceed the amount of the Commitment less the aggregate stated amount of all previously issued and outstanding Letters of Credit, and expiring on or before the Stated Termination Date designated by the Borrower in such Request for Issuance.

         SECTION 3.02. ISSUING THE LETTERS OF CREDIT. Each Letter of Credit shall be issued pursuant to Section 4.02 of the Credit Agreement.

         SECTION 3.03. LETTER OF CREDIT FEES. The Borrower agrees to pay to the New Issuing Bank for its own account such fronting or other fees as may be agreed upon from time to time by the Borrower and the New Issuing Bank; each such fee agreement is incorporated herein by reference for the benefit of the New Issuing Bank.

         SECTION 3.04. PAYMENTS AND COMPUTATIONS. The Borrower shall make each payment hereunder not later than 1:00 P.M. (New York City time) on any day when due in U.S. Dollars. The Borrower hereby authorizes the New Issuing Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the New Issuing Bank any amount so due. Computations of any fees hereunder shall be made by the New Issuing Bank on the basis of a year of 360 days for the actual number of days (excluding the first day but including the last day) elapsed.

         SECTION 3.05. EXTENSION OF THE STATED TERMINATION DATE. The Borrower may request the New Issuing Bank in writing (with a copy of each such request to the Administrative Agent) to extend the Stated Termination Date of any Letter of Credit for purposes of this Agreement and such Letter of Credit to any date not later than the earlier to occur of (i) the date that occurs one year after the effective date of such extension and (ii) the date that occurs five Business Days prior to the Termination Date; provided, however, that such request shall not be necessary for any Letter of Credit that, by its terms, provides that it shall be automatically renewed or extended for a stated period of time (not to exceed one year) at the end of its then-scheduled Stated Termination Date unless the New Issuing Bank notifies the Beneficiary thereof prior to such Stated Termination Date that the New Issuing Bank elects not to renew or extend such Letter of Credit (provided, that any such Letter of Credit shall have a final expiration date, which shall not be subject to automatic renewal or extension, no later than the date that occurs five Business Days prior to the Termination
Date). If the Borrower shall make such a request, the New Issuing Bank shall notify the Borrower in writing whether or not the New Issuing Bank consents to such request and, if the New Issuing Bank does so consent, the conditions of such consent (including, without limitation, conditions relating to legal documentation and the consent of the Beneficiary thereof). Any such extension shall be effective only if and when made in accordance with Articles IV and VI of the Credit Agreement.

                                   ARTICLE IV
                             CONDITIONS OF ISSUANCE

         SECTION 4.01. CONDITIONS PRECEDENT TO ISSUANCE OF EACH LETTER OF CREDIT. The obligation of the New Issuing Bank to issue each Letter of Credit is subject to the satisfaction of the applicable conditions precedent set forth in
Article VI of the Credit Agreement.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants for the benefit of the New Issuing Bank that the representations and warranties of the Borrower set forth in Article VII of the Credit Agreement are true and correct on the date hereof, on each date of issuance of a Letter of Credit and on each date on which any of the material terms or conditions of a Letter of Credit are modified, as if made on and as of such date.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the New Issuing Bank and the Borrower and consented to by the Administrative Agent.

         SECTION 6.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be made in accordance with Section 11.02 of the Credit Agreement and sent, if to the New Issuing Bank, at its address set forth on the signature page hereof.

         SECTION 6.03. NO WAIVER; REMEDIES. No failure on the part of the New Issuing Bank to exercise, and no delay in exercising, any right hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 6.04. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand (a) the reasonable fees and expenses of counsel to the New Issuing Bank in connection with the preparation, execution, delivery and administration of this Agreement and any other documents that may be delivered in connection with this Agreement and any proposed modification, amendment or consent relating to this Agreement and with respect to advising the New Issuing Bank as to its rights and responsibilities under this Agreement and (b) all costs and expenses (including reasonable counsel fees and expenses) in connection with (i) the enforcement of this Agreement and such other documents that may be delivered in connection with this Agreement (whether through negotiations, legal proceedings or otherwise) and (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the New Issuing Bank from paying any amount under any Letter of Credit. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or reasonably determined to be payable in connection with the execution and delivery of this Agreement or any Letter of Credit or any such other documents, and agrees to save the New Issuing Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 6.05. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the New Issuing Bank and consented to in writing by the Administrative Agent (for itself as Administrative Agent and on behalf of the Lenders); and thereafter shall be binding upon and inure to the benefit of the Borrower, the New Issuing Bank, the Administrative

Agent, the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders and the New Issuing Bank shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Majority Lenders.

         SECTION 6.06. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         SECTION 6.07. WAIVER OF JURY TRIAL. EACH OF THE NEW ISSUING BANK AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LETTER OF CREDIT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

         SECTION 6.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The New Issuing Bank (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of this Agreement or any Letter of Credit, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

         SECTION 6.09. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 6.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed and consented to in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed or consented to shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                            ORION POWER HOLDINGS, INC.



                                            By
                                              ----------------------------
                                                 Title:



                                            [                            ], as
                                             ----------------------------
                                            New Issuing Bank

                                            By
                                              ----------------------------
                                                 Title:


                                            Address:

                                            ------------------------

                                            ------------------------

                                            Attention:
                                                       ---------------




Consented to as of the date
first above written:

UNION BANK OF CALIFORNIA, N.A., as Administrative
Agent on behalf of the Lenders



By
  ----------------------------
     Title: